UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
OLIN CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105 USA
March 21, 2025
Dear Olin Shareholder:
We cordially invite you to attend our 2025 annual meeting of shareholders (annual meeting) on May 1, 2025.
This booklet includes the notice of the annual meeting and proxy statement, which describes the business we will conduct at the annual meeting and provides information about Olin that you should consider when you vote your shares. We have not planned a communications segment or any presentations for the 2025 annual meeting.
Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares online, by telephone or if you received paper copies of our proxy materials by completing, signing and dating and returning a proxy card in the postage paid envelope provided. Even if you plan on attending the annual meeting in person, we encourage you to vote your shares by submitting your proxy in advance of the annual meeting.
At last year’s annual meeting close to 93% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year’s meeting and we urge you to vote as soon as possible.

Sincerely,

William H. Weideman
Chairman of the Board

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares online, by telephone or by completing, signing and dating and returning a proxy card in the postage prepaid envelope.
OLIN CORPORATION
Notice of Annual Meeting of Shareholders

Time:	8:00 a.m. (Central Time)

Date:	Thursday, May 1, 2025

Place:	The Plaza in Clayton Office Tower
190 Carondelet Plaza
Annex Room—16th Floor
Clayton, MO 63105 USA

Purpose:	To consider and act upon the following:
(1)Election of nine directors, all of whom are identified in the proxy statement.
(2) Conduct an advisory vote to approve the compensation for named executive officers.
(3) Ratification of the appointment of the independent registered public accounting firm for 2025.
(4) Such other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were a record owner of Olin common stock at the close of business on March 3, 2025.

By Order of our Board of Directors:

Inchan Hwang
Secretary
Clayton, Missouri
March 21, 2025
i
OLIN CORPORATION
PROXY STATEMENT
____________________
TABLE OF CONTENTS

Page
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ....................................................	1
GENERAL QUESTIONS .............................................................................................................................................................	1
VOTING ..........................................................................................................................................................................................	3
MISCELLANEOUS .......................................................................................................................................................................	5
CERTAIN BENEFICIAL OWNERS ...........................................................................................................................................	7

ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS ...........................................................................................	8
Director Nominee Composition, Skills and Experience Matrix ..........................................................................................	9
Business Experience of Nominees .......................................................................................................................................	10

CORPORATE GOVERNANCE MATTERS ..............................................................................................................................	15
How Many Meetings Did Board Members Attend? .............................................................................................................	15
Which Board Members Are Independent? ............................................................................................................................	15
Does Olin Have Corporate Governance Guidelines and a Code of Conduct? ...............................................................	16
Does Olin Have an Insider Trading Policy? ..........................................................................................................................	16
Does Olin Prohibit Hedging and Pledging of Its Stock by Insiders? .................................................................................	16
Do Olin’s Board and Committees Conduct Evaluations? ...................................................................................................	17
What Are our Board Committees? .........................................................................................................................................	17
Compensation Committee Interlocks and Insider Participation ........................................................................................	19
What Is Olin’s Director Nomination Process? ......................................................................................................................	19
What Is our Board Leadership Structure? ............................................................................................................................	20
How Does our Board Oversee Olin’s Risk Management Process? .................................................................................	20
REPORT OF OUR AUDIT COMMITTEE ..................................................................................................................................	22
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS .............................................................................................	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................................................................	24
CORPORATE RESPONSIBILITY .............................................................................................................................................	25
EXECUTIVE OFFICERS .............................................................................................................................................................	26
COMPENSATION DISCUSSION AND ANALYSIS ................................................................................................................	28
EXECUTIVE COMPENSATION .................................................................................................................................................	39
DIRECTOR COMPENSATION ...................................................................................................................................................	53
PAY RATIO DISCLOSURE ........................................................................................................................................................	55
PAY VERSUS PERFORMANCE ...............................................................................................................................................	56
STOCK OPTION GRANT PRACTICES ...................................................................................................................................	59

ITEM 2—PROPOSAL TO CONDUCT AN ADVISORY VOTE TO APPROVE THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS ....................................................................................................................................	60
Vote Required for Approval ...................................................................................................................................................	60

ITEM 3—PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ...................................................................................................................................................................	61
Vote Required for Ratification ...............................................................................................................................................	62

Proxy Statement Table of Contents
OLIN CORPORATION
PROXY STATEMENT
____________________
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2025
Olin’s Notice of 2025 Annual Meeting of Shareholders and Proxy Statement and 2024 Annual Report on Form 10-
K are available at www.olin.com/proxy.

GENERAL QUESTIONS
Why did I receive a notice in the mail regarding the availability of proxy materials instead of printed copies of the proxy materials?
In accordance with rules adopted by the U.S. Securities and Exchange Commission (SEC), we may furnish proxy materials to the shareholders by providing access to these documents online instead of mailing printed copies. Unless you are a participant in the Olin Corporation Retirement Savings Plan (RSP), you will not receive printed copies of the materials unless you request them. Instead, we mailed you the notice regarding the availability of proxy materials (notice)
(unless you have previously consented to electronic delivery or already requested to receive printed copies), which describes how you may access and review all of the proxy materials online. The notice regarding the availability of proxy materials provides instructions as to how shareholders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either in person, online, by telephone, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the notice regarding the availability of proxy materials. Any notices regarding the availability of proxy materials that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are included on the notice regarding the availability of proxy materials.
This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you prefer to receive printed proxy materials via mail or receive an e-mail with links to the electronic materials, please follow the instructions included on the notice regarding the availability of proxy materials.
Why did I receive this proxy statement?
You received this proxy statement because you owned shares of Olin common stock, $1 par value per share, which we sometimes refer to as common stock or shares, at the close of business on March 3, 2025. Olin’s Board of
Directors (Board) is asking you to vote at the annual meeting FOR each of our director nominees identified in Item 1, and
FOR Items 2 and 3 listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.
When was the notice regarding the availability of proxy materials distributed to shareholders?
We began to distribute the notice regarding the availability of proxy materials to shareholders via mail and email on or about March 21, 2025.
When was this proxy material mailed to shareholders?
We began to mail the proxy statement and form of proxy to shareholders on or about March 21, 2025.
What if I have questions?
If you have questions, please write them down and send them to the Office of the Secretary at Olin Corporation,
190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA.

Proxy Statement Table of Contents
What will I be voting on?
You will be voting on:
(1)the election of nine directors identified in this proxy statement;
(2)an advisory vote to approve the compensation for named executive officers (NEOs);
(3)the ratification of the appointment of KPMG LLP (KPMG) as Olin’s independent registered public accounting firm for 2025; and
(4)any other business properly presented at the annual meeting.
Could other matters be voted on at the annual meeting?
As of March 21, 2025, the items listed in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons acting as proxies will vote each proxy in accordance with their good faith business judgment as to what is in the best interests of Olin.
How does our Board recommend I vote on the proposals?
Our Board recommends a vote FOR each of the director nominees identified in Item 1, and FOR Items 2 and 3.
What is a broker non-vote?
A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote on any “non-routine”
matters brought to a vote at the shareholders meeting.
Brokers, banks and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of KPMG as Olin’s independent registered public accounting firm. A broker, bank or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors, and the approval, on a non-binding advisory basis, of the compensation paid to Olin’s NEOs. If you are a shareholder that holds shares through an account with a broker, bank or other nominee, please provide specific voting instructions to your broker, bank or other nominee.
Consequently, if you do not submit any voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may exercise its discretion to vote your shares only on the proposal to ratify the appointment of
KPMG. If you do not direct your broker, bank or other nominee as to how your shares should be voted, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.
What do I need to do to attend the annual meeting in person?
Each attendee must bring a valid, government-issued photo ID, such as a driver’s license or passport, and verification of Olin common stock ownership. For a shareholder of record (a shareholder with a stock certificate or who holds shares in an account with our transfer agent, EQ Shareowner Services) or RSP participant, please bring your notice of the annual meeting or the upper half of your proxy card. If you hold your shares in an account with a broker, bank or other nominee (i.e., your shares are held in street name), please bring the notice or voting instruction form you received from your broker, bank or other nominee. You may also bring your brokerage or bank account statement reflecting your
Olin common stock ownership as of March 3, 2025, the record date for voting. If you hold your shares through a broker, bank or other nominee, you will not be permitted to vote at the meeting without obtaining a “legal proxy” from that nominee.
Please note that cameras, sound or video recording equipment, mobile phones and other similar devices, as well as purses, briefcases, backpacks and packages, will not be allowed in the meeting room. No one will be admitted to the meeting once it begins.

Proxy Statement Table of Contents
How can I obtain directions to be able to attend the annual meeting and vote in person?
You may obtain directions to the Plaza in Clayton Office Tower in Clayton, MO, USA by calling 1-314-290-5039 or online at http://theplazainclayton.axisportal.com/Directions.axis.
VOTING
Who can vote?
All shareholders of record at the close of business on March 3, 2025, are entitled to vote at the annual meeting.
How many votes can be cast by all shareholders?
At the close of business on March 3, 2025, the record date for the annual meeting, we had 115,083,118 outstanding shares of common stock. Each shareholder on the record date may cast one vote for each full share owned.
The presence in person or by proxy of the holders of a majority of such outstanding shares constitutes a quorum. If a share is present for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held in street name (broker shares) that are voted on any matter will be included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.
How do I vote if I am not the shareholder of record?
If you are not the shareholder of record but hold shares through an account with a broker, bank or other nominee, the broker, bank or other nominee may have special voting instructions that you should follow. Please see the materials sent to you by your broker, bank or other nominee for information on how to vote your shares.
If you want to vote in person at the annual meeting, and you own Olin common stock in an account with a broker, bank or other nominee, you must obtain a legal proxy from that party in their capacity as owner of record for your shares and bring the legal proxy to the annual meeting.
How do I vote if I am the shareholder of record?
You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:
•Vote online:
•Access the website listed in the proxy materials you received.
•Have the notice regarding the availability of proxy materials and/or your proxy card in hand.
•Follow the instructions provided on the website.
•Submit the electronic proxy before the required deadline (April 28, 2025 at 11:59 p.m. Eastern Time for
RSP participants and April 30, 2025 at 11:59 p.m. Eastern Time for all other shareholders).
•Vote by telephone:
•Call the numbers listed in the proxy materials you received.
•Have the notice regarding the availability of proxy materials and/or your proxy card in hand.
•Follow and comply with the recorded instructions by the applicable deadline (April 28, 2025 at 11:59 p.m.
Eastern Time for RSP participants and April 30, 2025 at 11:59 p.m. Eastern Time for all other shareholders).
•Vote by proxy card:
•Complete all of the required information on the proxy card.

Proxy Statement Table of Contents
•Sign and date the proxy card.
•Return the proxy card in the postage paid envelope provided. We must receive the proxy card no later than April 28, 2025 for RSP participants or no later than April 30, 2025 for all other shareholders, for your vote to be counted.
If you vote in a timely manner online or by telephone, you do not need to return the proxy card for your vote to count.
Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024?
You may access an electronic, searchable copy of the Proxy Statement and the Annual Report on Form 10-K for
the year ended December 31, 2024, at www.olin.com/proxy.
How are votes counted?
If you specifically mark the proxy card (or vote online or by telephone) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you sign and submit the proxy card but do not specifically mark it with your instructions as to how you want to vote, the proxy will be voted FOR the election of our director nominees named in Item 1, and FOR Items 2 and 3. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter.
Broker shares that are not voted in the election of director nominees in Item 1 or on Item 2 will not be included in determining the number of votes cast on those matters.
As of the date of this proxy statement, our Board knows of no business other than that set forth above to be transacted at the annual meeting, but if other matters requiring a vote do arise, it is the intention of the persons acting as proxies to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Olin on such matters.
EQ Shareowner Services tabulates the shareholder votes and provides an independent inspector of election as part of its services as our registrar and transfer agent.
Can I change my vote?
Yes. If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the meeting by:
•casting a new vote online or by telephone;
•submitting another written proxy with a later date;
•sending a written notice of the change in your voting instructions to the Office of the Secretary at Olin
Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA if received no later than April 28,
2025 for RSP participants or no later than April 30, 2025 for all other shareholders; or
•revoking the grant of a previously submitted proxy and voting in person at the annual meeting. Please note that your attendance at the annual meeting itself will not revoke a proxy.
If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.
When are the votes due?
Proxies submitted by shareholders online or by telephone will be counted in the vote only if they are received no later than April 30, 2025 by 11:59 p.m. Eastern Time. Shares voted using a proxy card will be counted in the vote only if we receive your proxy card no later than April 30, 2025. Proxies submitted by RSP participants will be counted in the vote only if they are received by mail, online or by telephone no later than April 28, 2025 by 11:59 p.m. Eastern Time.

Proxy Statement Table of Contents
How do I vote my shares held in the Olin Retirement Savings Plan?
On March 3, 2025, our RSP held 1,253,811 shares of our common stock. Empower Annuity Insurance Company of America serves as the Trustee of our RSP. If you are a RSP participant, you may instruct our RSP Trustee on how to vote shares of common stock credited to your RSP account on the items of business listed on the proxy card by voting online, by telephone or by indicating your instructions on your proxy card and completing, signing and dating and returning the proxy card in the postage paid envelope provided. The Trustee will vote shares of common stock held in our RSP for which they do not receive voting instructions in the same manner proportionately as they vote the shares of common stock for which they do receive instructions. In order for your instructions to be counted by the Trustee, your vote must be received by the Trustee no later than April 28, 2025 at 11:59 p.m. Eastern Time.
How do I vote my shares held in the Automatic Dividend Reinvestment Plan?
EQ Shareowner Services is our registrar and transfer agent and administers our Automatic Dividend
Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, EQ Shareowner Services will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you complete, sign, date and return or the vote you make online or by telephone if received no later than April 30, 2025 at
11:59 p.m. Eastern Time. If you do not submit a proxy card for your shares of record or vote online or by telephone, EQ
Shareowner Services will not vote your dividend reinvestment shares.
MISCELLANEOUS
Can I contact Board members directly?
Our Audit Committee has established the following methods for shareholders or other interested parties to communicate directly with our Board and/or its members.
•Mail—Letters may be addressed to our Board or to an individual Board member as follows:
The Olin Board or (Name of the director)
c/o Office of the Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105 USA
•E-mail—You may send an e-mail message to Olin’s Board at the following address: odirectors@olin.com. In addition, you may send an e-mail message to an individual Board member by addressing the e-mail using the first initial of the director’s first name combined with his or her last name in front of @olin.com.
•Telephone—Olin has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns. Shareholders or other interested parties may also use this Help-
Line to communicate with one or more directors on any Olin matter. The Olin Help-Line is operated by an independent, third party service 24 hours a day, 7 days a week. In the United States and Canada, the Olin
Help-Line can be reached by dialing toll-free 800-362-8348. Callers outside the United States and Canada can find toll-free numbers for several countries available under “Dialing Options” at www.OlinHelp.com or can reach the Olin Help-Line by calling the United States collect at 770-810-1127.
Who pays for this proxy solicitation?
Olin will pay the entire expense of this proxy solicitation.
Who solicits the proxies and what is the cost of this proxy solicitation?
Our Board is soliciting the proxies on behalf of Olin. Olin will reimburse brokers, banks and other nominees for their expenses in forwarding proxy solicitation materials to holders.
How will the proxies be solicited?
Our directors, officers and employees may solicit proxies by personal interview, e-mail, mail and telephone, and we will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares.

Proxy Statement Table of Contents
How can I submit a shareholder proposal at the 2026 annual meeting?
If you want to present a proposal for consideration at the 2026 annual meeting without including your proposal in the proxy statement, you must deliver a written notice containing the information required by Olin’s Bylaws to the Office of the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than January 1,
2026, and also comply with other applicable requirements described in Olin’s Bylaws.
If you want to present a proposal to be considered for inclusion in the proxy statement for the 2026 annual meeting, you must deliver a written notice to the Office of the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite
1530, Clayton, MO 63105 USA no later than November 21, 2025, and also comply with other applicable requirements under the SEC Rule 14a-8.
How can I recommend a director for the slate of candidates to be nominated by Olin’s Board for election at the
2026 annual meeting?
You can suggest that our Nominating and Governance Committee consider a person for inclusion in the slate of candidates to be proposed by our Board for election at the 2026 annual meeting. A shareholder can recommend a person by delivering written notice to the Office of the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton,
MO 63105 USA no later than October 22, 2025. The notice must include the information described under the heading
“What Is Olin’s Director Nomination Process?” on page 19, and must be sent to the address indicated under that heading.
Our Board is not required to include such nominee in our proxy statement.
How can I directly nominate a director for election to the Board at the 2026 annual meeting?
Our Bylaws set forth the procedures that a shareholder must follow to nominate a candidate for election as a director.  You may directly nominate an individual for election to our Board at the 2025 annual meeting by delivering a written notice of the nomination containing the information required by Olin’s Bylaws to the Office of the Secretary at Olin
Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than January 1, 2026, and also complying with the applicable requirements relating to the inclusion of shareholder nominees as described in Olin’s
Bylaws, including the requirements under the SEC Rule 14a-19 and the delivery of a written notice that includes the proposing shareholder and nominee information, representations, undertakings and agreements.
How can I obtain shareholder information?
Shareholders may contact EQ Shareowner Services, our registrar and transfer agent, who also manages our
Dividend Reinvestment Plan at:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100 USA
Telephone: 800-401-1957
Online: www.shareowneronline.com, click on “contact us.”
Shareholders can sign up for online account access through EQ Shareowner Services for fast, easy and secure access 24 hours a day, 7 days a week for future proxy materials, tax documents and more. To sign up log on to
www.shareowneronline.com where step-by-step instructions will prompt you through enrollment or you may call
800-401-1957 from the United States or 651-450-4064 from outside the United States for customer service.
How do you handle proxy materials for shareholders in the same household?
We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record.  If you have more than one account in your name or at the same address as other shareholders,
Olin or your broker may discontinue mailings of multiple copies.  If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA or by calling
1-800-468-9716. If you request a separate copy of an annual report and proxy statement, they will be mailed to you promptly.

Proxy Statement Table of Contents
CERTAIN BENEFICIAL OWNERS
Except as listed below, to our knowledge, no person beneficially owned more than 5% of our common stock as of
March 3, 2025. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 115,083,118 shares of our common stock outstanding on
March 3, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Hotchkis & Wiley Capital Management, LLC ...............................................................................	10,335,868 (a)	9.0%
601 S. Figueroa Street, 39th Fl
Los Angeles, CA 90017

BlackRock, Inc. .................................................................................................................................	11,501,266 (b)	10.0%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc. ...............................................................................................................	12,108,920 (c)	10.5%
100 Vanguard Boulevard
Malvern, PA 19355
____________________
(a)Based on Schedule 13G filed February 14, 2025, as of December 31, 2024.
(b)Based on Amendment No. 18 to Schedule 13G filed September 10, 2024, as of August 31, 2024.
(c)Based on Amendment No. 13 to Schedule 13G filed February 12, 2024, as of January 31, 2024.

Proxy Statement Table of Contents
ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS
Who are the individuals nominated by our Board to serve as directors?
Each director nominee will be elected annually for a one-year term ending at the next annual meeting (in this case, the 2026 annual meeting) and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.
Our Board has nominated Beverley A. Babcock, Edward M. Daly, Matthew S. Darnall, Kenneth T. Lane, Julie A.
Piggott, Earl L. Shipp, William H. Weideman, W. Anthony Will and Carol A. Williams to serve as directors for a one-year term expiring at our 2026 annual meeting.
All nominees are presently Olin directors who were elected by Olin shareholders at the 2024 annual meeting except for Edward Daly who is standing for election for the first time. Gen. Daly joined the Board on March 5, 2025. As part of its responsibilities to seek out and consider candidates for election as directors, the Nominating and Governance
Committee engaged a third-party director search firm that identified Gen. Daly to the Nominating and Governance
Committee. The Nominating and Governance Committee considered Gen. Daly and recommended to the Board that he be appointed as a director in March, 2025. C. Robert Bunch, age 70, who has served as a member of our Board since
2005, will retire from our Board following the completion of his current term. As a result, our Board will be reduced to nine members on the date of the annual meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees.
Our Board expects that all of the nominees recommended by it will be able to serve as directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by our Board, unless our Board reduces the number of directors.
Our Board recommends a vote FOR the election of Beverley A. Babcock, Edward M. Daly, Matthew S.
Darnall, Kenneth T. Lane, Julie A. Piggott, Earl L. Shipp, William H. Weideman, W. Anthony Will and Carol A.
Williams as directors.
How many votes are required to elect a director?
A nominee will be elected as a director by a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. Abstentions and broker shares that are not voted in the election of directors (broker non-votes) will not be included in determining the number of votes cast and will not affect the outcome of the vote in the election of directors.

Proxy Statement Table of Contents

Director Nominee Composition, Skills and Experience Matrix
Our Nominating and Governance Committee, and our full Board, periodically review the experience and skills that they believe are desirable to be represented on our Board in the context of the current Board composition, and that otherwise align with our businesses and operations. Below is a summary of the composition of our director nominees, followed by a summary of the significant experience and skills possessed by our director nominees.

DIVERSITY*
Caucasian Female (3)
African American Male (1)
Caucasian Male (5)
37%
13%
50%

INDEPENDENCE
Independent (8)
Non-Independent (1)
11%
89%

Limited skill / experience	Some skill / experience	Very skilled / experienced

Senior Leadership Experience (CEO, President or other C-Suite Role)	11%	89%
Significant experience leading and operating in large, complex businesses, including developing, implementing and assessing business plans and strategies

Global Business Experience	33%	67%
Significant experience developing and managing business in markets around the World and/or as part of a global business leadership team

Financial Experience	33%	67%
Significant experience making capital decisions, reviewing and analyzing financial information and reports, understanding financial markets and investment decision- making

Risk Management Experience	33%	67%
Significant experience identifying, prioritizing and managing risks, including strategic, operational, compliance, cyber-security, and environmental, health and safety

Corporate Governance / Public Company Experience	11%	22%	67%
Significant experience with corporate governance planning, management accountability, ESG implementation, reporting obligations and regulatory compliance

Operations / Technology Experience	12%	44%	44%
Significant experience in complex manufacturing, engineering, logistics and/or chemical operations, EHS requirements, driving productivity initiatives and information technology solutions

Commodity / Cyclical Business Experience	11%	22%	67%
Significant experience in managing commodity or cyclical businesses

Marketing / Sales Experience	33%	56%	11%
Significant experience enhancing sales into existing markets and developing new markets and products

Corporate Development / Strategic Planning Experience	55%		44%
Significant experience with implementing and reviewing strategic plans and processes, including acquisitions, divestitures, joint ventures and other opportunities

Human Capital / Executive Compensation / Talent Management	55%		44%
Significant experience with executive development, performance and compensation planning and analysis, human capital management and ESG social elements
*Based on self-identified demographic information provided by the director nominees.

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Business Experience of Nominees
Set forth on the following pages are descriptions of the business experience of each director nominee, including a brief summary of the specific experience, qualifications, attributes and skills that led our Board to conclude that these individuals should serve as our directors.  Ages are reflected as of the date of our annual meeting (May 1, 2025).
NOMINEES FOR ONE YEAR TERMS EXPIRING IN 2026

Beverley A. Babcock
Director Since: June 2019
Independent
Age: 64
•Olin Committees: Chair of the Audit Committee; Member of the Executive Committee
•‘Audit Committee Financial Expert’ under applicable SEC rules
•Former Chief Financial Officer and Senior Vice President, Finance and Administration
and Controller of Imperial Oil Limited
•Former Assistant Controller and Vice President, Corporate Financial Services of
ExxonMobil Corporation
•Former Member of NYSE Listed Company Advisory Board
•Member of the Chartered Professional Accountants of Canada
Ms. Babcock brings a combination of extensive global financial, accounting and treasury management experience, and relevant industry experience to the Olin’s Board.
Ms. Babcock retired in May 2018 as Chief Financial Officer and Senior Vice President, Finance and
Administration and Controller of Imperial Oil Limited, a publicly-held Canadian petroleum company with 69.6% ownership by ExxonMobil Corporation, a position she held since September 2015. Prior to that, Ms. Babcock served as Vice President, Corporate Financial Services from 2013 to 2015,
Assistant Controller, Corporate Accounting Services from 2011 to 2013, and in various other senior leadership positions from 1998 to 2013, all at ExxonMobil Corporation. Earlier in her career, she was an Auditor of Clarkson Gordon, which became part of Ernst & Young. Ms. Babcock is a former member of the NYSE Listed Company Advisory Board and is a member of the Chartered
Professional Accountants of Canada.
Ms. Babcock serves on the Board of Directors of Westinghouse Air Brake Technologies Corporation.
Additionally, Ms. Babcock serves on the Board of Directors of Forté Foundation, a non-profit consortium of leading companies and top business schools working together to launch women into fulfilling, significant careers in business.
Ms. Babcock earned a Bachelor’s degree from Queen’s University and a master’s degree in business administration from McMaster University.

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Edward M. Daly
Director Since: March 2025
Independent
Age: 59
•Olin Committees: Compensation Committee
•Former 20th Commanding General (four-star general) of the U.S. Army Materiel
Command
•Director of SkyWater Technology, Inc.
General (Retired) Daly’s leadership positions in the U.S. Army brings valuable insight and understanding of the defense industry and national security priorities to Olin’s Board.
Gen. Daly retired from the U.S. Army in 2023 after 36 years of honorable service. In his final assignment, he served as the 20th Commanding General of the U.S. Army Materiel Command. In
this role, he led one of the Army’s largest commands with 190,000 Military and Department of the
Army Civilians and Contractors and was responsible for an annual budget of more than $50B. As the
U.S. Army’s senior logistician, Gen. Daly led Army logistics worldwide, global foreign military sales, and initial materiel fielding efforts in support of Ukraine as well as the Army's Organic Industrial Base and Infrastructure Modernization initiatives.
Gen. Daly is a member of the Board of Directors of SkyWater Technology, and the Chair of its Risk
Management Committee and a member of its Compensation Committee. He is also the founder and
Chairman of the board of Virtus 9 Corporation, an integrated logistics solutions provider to U.S.
military partners and allies, and is the president of Daly Consulting & Logistics, LLC, a supply chain and logistics consulting firm.
Gen. Daly graduated from the United States Military Academy in 1987. He earned Master’s Degrees in Business Administration from Gonzaga University and in Strategic Studies from the U.S. Army
War College. He is the only career Logistics 4-Star General to graduate from the United States
Military Academy at West Point since its founding in 1802.

Matthew S. Darnall
Director Since: September 2021
Independent
Age: 62
•Olin Committees: Audit Committee; Nominating and Governance Committee
•Former Managing Director, Industrials Group of The Goldman Sachs Group, Inc.
Mr. Darnall brings significant investment banker expertise and merger and acquisitions, capital structure and allocation, and corporate structure and reorganization experience to Olin’s Board of
Directors.
Mr. Darnall retired in July 2021 from his position as Managing Director, Industrials Group of The
Goldman Sachs Group, Inc. (a leading financial institution), a position he held since 2003. Over a
36-year career at Goldman Sachs, Mr. Darnall advised companies on corporate financial matters and mergers and acquisitions transactions within the Communications, Media and Entertainment
Group from 1994 to 2003; Energy and Power Group from 1990 to 1994; Midwest Regional
Coverage Group from 1988 to 1990 and as an Analyst in the Mergers and Acquisitions Group from
1985 to 1988.
Mr. Darnall serves on the Board of Trustees of DePauw University, and also on the Board of Trustee of Glenwood Academy.
Mr. Darnall earned a Bachelor’s degree in economics from DePauw University and a master’s degree in business administration from the University of Chicago.

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Kenneth T. Lane
Director Since: March 2024
President and Chief Executive Officer and Director
Age: 56
•Olin Committees: Executive Committee
•President and Chief Executive Officer of Olin Corporation
•Former Executive Vice President Global Olefins and Polyolefins of LyondellBasell
Mr. Lane brings substantial global strategic leadership, manufacturing, commercial and operations experience in commodity and specialty chemicals businesses to Olin’s Board.
Olin’s Board appointed Mr. Lane as Olin’s President and Chief Executive Officer and Director,
effective March 18, 2024. Mr. Lane comes to Olin from LyondellBasell, one of the world’s largest plastic, chemicals, and refining companies, where he most recently served as Executive Vice
President, Global Olefins and Polyolefins (O&P). Mr. Lane had manufacturing and commercial responsibility for the O&P Americas and O&P Europe, Asia and International (EAI) segments as well as Global Procurement. Preceding this assignment, Lane served as Executive Vice President of
Global O&P for three years and as interim CEO of LyondellBasell in early 2022. Prior to joining
LyondellBasell in July 2019, he was with BASF for 13 years, where he held senior executive positions in the Global Polyurethanes Division, and served as President of the Monomers Division and as President of BASF Catalysts. Before BASF, he also served in a variety of operations, strategy and commercial positions at BP Chemicals as well as various technical and operations roles at Amoco Chemical Corporation. Over his career, he has served in leadership roles in the
United States, Malaysia, the United Kingdom, China and Belgium.
Mr. Lane holds a Bachelor of Science in civil engineering from Clemson University and a Master of
Science in management from the University of Alabama in Huntsville.

Julie A. Piggott
Director Since: June 2023
Independent
Age: 64
•Olin Committees: Compensation Committee; Nominating and Governance Committee
•Former Executive Vice President and Chief Financial Officer of BNSF Railway
Company
Ms. Piggott brings strategic leadership skills and extensive experience in finance, accounting, risk management and business management, as well as a background in the supply chain industry to the Olin board.
Ms. Piggott served as Executive Vice President and Chief Financial Officer of BNSF Railway
Company ("BNSF"), one of North America's leading freight transportation companies, from 2014 until her retirement in 2021. Ms. Piggott held various other finance and commercial roles with BNSF since joining the company in 1991, including Vice President Planning and Studies, and Controller
from 2009 to 2014, Vice President Finance and Treasurer from 2008 to 2009, and Vice President
Finance from 2006 to 2008. Prior to her tenure at BNSF, Ms. Piggott's experience included finance, accounting, and audit roles at a private investment management company and Ernst & Young LLP
(formerly Ernst & Whinney), a public accounting firm. Ms. Piggott holds an inactive CPA license from the state of Minnesota.
Ms. Piggott serves on the Board of Directors of Arcosa, Inc, including its Audit Committee and its
Governance and Sustainability Committee and also serves on the Board of Directors of a non-profit charity and the advisory board of the College of Business, Analytics & Communications at
Minnesota State of Moorhead.
Ms. Piggott holds a Bachelor of Science degree in Accounting from Minnesota State
University, Moorhead, Minnesota, and an Executive MBA from Southern Methodist University.

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Earl L. Shipp
Director Since: October 2017
Independent
Age: 67
•Olin Committees: Chair of the Compensation Committee; Audit Committee
•Former Vice President, US Gulf Coast Operations of The Dow Chemical Company
•Former President, Dow Middle East, India & Africa and Former President, Basic
Chemicals Group of Dow
•Director of National Grid plc and Great Lakes Dredge & Dock Co.
•NACD Cyber Security Oversight Certified
Mr. Shipp brings substantial chemical industry experience, including chlorine and epoxy business experience, and manufacturing, engineering and operations management experience to Olin’s
Board.
Mr. Shipp retired in September 2017 from his position as Vice President, US Gulf Coast Operations of The Dow Chemical Company, a diversified chemical manufacturing company, a position he held from November 2010. Prior to that, he served as President of Dow Middle East, India & Africa from
June 2006 to October 2010 and as President of the Basic Chemicals Group at Dow from May 2007 to May 2009. During his 36-year history at Dow, he held a variety of leadership and engineering roles, including appointments as VP & Site Director of Louisiana Operations and Global Operations
Director for Propylene Oxide/Propylene Glycol, Business Director for Propylene Oxide/Propylene
Glycol, and Business Vice President for Oxides and Glycols.
Mr. Shipp is a member of the Board of Directors of National Grid plc, and the chair of its Board’s
Safety & Sustainability Committee and a member of its Board’s People & Governance Committee.
He also serves on the Board of Great Lakes Dredge & Dock Co. and is a member of that Board’s
Audit Committee and the Compensation Committee. He is also a member of the Board of Directors and the Executive Committee of The Economic Development Alliance of Brazoria County, Texas.
Mr. Shipp earned a Bachelor’s degree in chemical engineering from Wayne State University and completed the executive education program at Indiana State University School of Business. He holds a United States Coast Guard Captains License.

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William H. Weideman
Director Since: October 2015
Independent Chairman of the Board
Age: 70
•Olin Committees: Chair of the Executive Committee; Audit Committee
•‘Audit Committee Financial Expert’ under applicable SEC rules
•Former Chief Financial Officer and Executive Vice President of The Dow Chemical
Company
•Former Director of Dow Chemical Employees’ Credit Union, Mid-Michigan Medical
Center and Sadara Chemical Company
Mr. Weideman brings valuable financial, audit, and business administration experience to Olin’s
Board, as well as extensive knowledge of the businesses Olin acquired from The Dow Chemical
Company.
Mr. Weideman retired in January 2015 as Chief Financial Officer and Executive Vice President of
The Dow Chemical Company, a position he held since March 2010. Prior to that, Mr. Weideman served as an Interim Chief Financial Officer from November 2009 to March 2010, and Executive
Vice President of Finance, Dow Agrosciences & Corporate Strategic Development from April 2010 through September 2012, all at Dow. He joined Dow in 1976 as a Cost Accountant in Midland,
Michigan and held a variety of accounting and controller roles for different Dow businesses.
Mr. Weideman served on the Board of Directors of Mid-Michigan Medical Center and on the Board
of Trustees for Central Michigan University through December 31, 2020. From October 30, 2011 through December 2015, he served on the Board of Directors of Sadara Chemical Company, a joint venture between Saudi Aramco and Dow. From August 30, 2000 through December 2015, he was on the Board of Directors of The Dow Chemical Employees’ Credit Union.
Mr. Weideman earned a Bachelor’s degree in business administration and accounting from Central
Michigan University.

W. Anthony Will
Director Since: September 2021
Independent
Age: 59
•Olin Committees: Compensation Committee; Nominating and Governance Committee
•President and Chief Executive Officer and Director of CF Industries Holdings Inc.
Mr. Will brings significant public company chief executive officer, operations and corporate development experience and risk management, accounting and finance and human capital management experience to Olin’s Board.
Mr. Will serves as President and Chief Executive Officer and a member of the Board of Directors of
CF Industries Holdings Inc. (a leading global manufacturer of hydrogen and nitrogen products), positions he has held since January 2014. Prior to that, he served as Senior Vice President,
Manufacturing and Distribution from January 2012 to January 2014; Vice President, Manufacturing
and Distribution from March 2009 through December 2011 and Vice President, Corporate
Development from April 2007 to March 2009. Mr. Will served in comparable officer positions with
Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary and the sole general partner of Terra
Nitrogen Company, L.P. until purchased by CF Industries in April 2018, and as a member of its
Board of Directors from June 2010 until February 2016 and as chairman of the Board from January
2014 to February 2016. Earlier in his career, Mr. Will served as a Partner at Accenture Ltd., vice
President, Business Development at Sears, Roebuck and Company, Consultant for Egon Zehnder
International, Vice President, Strategy and Corporate Development at Fort James Corporation,
Manager at Boston Consulting Group and Group Leader at Motorola Solutions, Inc.
Mr. Will earned a bachelor’s degree in electrical engineering from Iowa State University and a master’s degree in business administration from Northwestern University.

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Carol A. Williams
Director Since: October 2015
Independent
Age: 67
•Olin Committees: Chair of the Nominating and Governance Committee; Executive
Committee
•Former Executive Vice President, Manufacturing and Engineering, Supply Chain and
Environmental, Health & Safety Operations of The Dow Chemical Company
•Former Vice President, Chlor-alkali Assets Business of Dow, and Senior Vice
President of Basic Chemicals
•Director of O-I Glass, Inc.
Ms. Williams brings extensive management experience in manufacturing, purchasing and supply chain operations, substantial experience in research and development, and comprehensive knowledge of the chlor-alkali and general chemicals industry to Olin’s Board.
Ms. Williams retired in 2015 as Special Advisor to the Chief Executive Officer of The Dow Chemical
Company, a position she held since January 2015. Prior to this, she served as Dow’s Executive Vice
President of Manufacturing and Engineering from September 2011 through December 2014, adding responsibility for Supply Chain and Environmental, Health & Safety Operations in 2012, President of
Chemicals & Energy from August 2010 to August 2011, and Senior Vice President of Basic
Chemicals from January 2009 through July 2010, all at Dow. During Ms. Williams’ 34-year history at
Dow, she assumed increasingly more significant management positions in research and development before becoming Operations Leader and then Vice President for the global chlor-alkali assets business.
Ms. Williams joined the Board of Directors of O-I Glass, Inc. in May 2014 and currently serves on its
Nominating/Corporate Governance Committee and its Compensation and Talent Development
Committee. She served as its Independent Board Chair from 2015 to 2021. Ms. Williams is a member of the Engineering Advisory Board and Energy Futures Institute Presidential Consultation
Committee for Carnegie Mellon University. She served on the Board of Directors of Zep, Inc. from
2012 through June 2015.
Ms. Williams earned a bachelor’s degree in chemical engineering from Carnegie Mellon University.

CORPORATE GOVERNANCE MATTERS

How Many Meetings Did Board Members Attend?
During 2024, our Board held six meetings. As part of each regularly scheduled Board meeting, the non-employee directors met in executive session without management present. Each incumbent director attended 100% of the aggregate total number of meetings held by the  Board and all Board Committees on which he or she served. We have a policy requiring directors to attend each annual meeting, absent serious extenuating circumstances. All of our directors who were members of our Board at the time of our 2024 annual meeting participated in our 2024 annual meeting.

Which Board Members Are Independent?
Our Board has determined that each of the director nominees named above, except Kenneth T. Lane, is independent in accordance with applicable New York Stock Exchange (NYSE) listing standards and applicable provisions of our Principles of Corporate Governance. Additionally, our Board determined that Mr. Bunch, who is not standing for re-
election at the annual meeting, is also independent in accordance with applicable NYSE listing standards and applicable provisions of our Principals of Corporate Governance. In determining independence, our Board confirms that a director has no relationship with Olin that violates the “bright line” independence standards under the NYSE listing standards. Our
Board also reviews whether a director has any other material relationship with Olin, after consideration of all relevant facts and circumstances. In assessing the materiality of a director’s relationship to Olin, our Board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation.
Our Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

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Our Board has adopted criteria for the types of de minimis transactions that do not warrant Board consideration when making director independence determinations. Our Board has concluded that the following transactions do not impair a director’s independence, and are not considered by our Board in its determination of director independence:
•our match of up to $5,000 in charitable contributions made by directors under our 50% matching contribution program; and
•any transaction or series of transactions between Olin (or its subsidiaries) and a director (or an organization in which he/she serves as a director, partner, shareholder or officer) for the purchase or sale of products or services that (i) involve less than $50,000 in the aggregate in any 12-month period and (ii) have the same pricing and other terms and conditions as transactions with unrelated and similarly situated customers or suppliers.
Except as provided below, during 2024, none of our current non-employee directors or director nominees had any relationship or transaction other than those which are permitted under the de minimis criteria described above.
In 2024, we purchased approximately $2,036,000 of energy-related services from National Grid US, a subsidiary of National Grid plc. One of our directors, Earl Shipp, is a member of the Board of Directors of National Grid plc, chair of such Board’s Safety & Sustainability Committee and is a member of such Board’s People and Governance Committee.
Our Board determined that Mr. Shipp had no material interest in these transactions, and they did not impair Mr. Shipp’s independence because the transactions were made on customary terms and conditions and were immaterial relative to annual sales of both companies.
In 2024, we sold a gross aggregate of approximately $1,142,000 of chlor alkali products to CF Industries
Holdings. One of our directors, Anthony Will, is the President and Chief Executive Officer and a member of the Board of
Directors of CF Industries Holdings. Our Board determined that Mr. Will had no material interest in these sales transactions and they did not impair Mr. Will’s independence. The Board based its decision on the facts that the business relationship preceded Mr. Will joining our Board and remained consistent with prior years, and the transactions were made on customary terms and conditions and were immaterial relative to annual sales of both companies.

Does Olin Have Corporate Governance Guidelines and a Code of Conduct?
Our Board has adopted Principles of Corporate Governance and a Code of Conduct. Our Code of Conduct
applies to our directors and all of our employees, including our chief executive officer (CEO), chief financial officer (CFO)
and principal accounting officer/controller. We discuss certain provisions of these documents in more detail under the heading “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”
Each of our Board Committees (Audit, Compensation, Nominating and Governance, and Executive) acts under a written charter adopted by our Board. Our Committee charters can be viewed on our website at www.olin.com/investors/
leadership-governance/committees. Our Principles of Corporate Governance and Code of Conduct can all be viewed on our website at www.olin.com/investors/leadership-governance/governance-documents. In addition, we will disclose on that website any amendment to, or waiver from, a provision of our Code of Conduct for our directors and executive officers, including our CEO, CFO, principal accounting officer/controller or other employees performing similar functions. The contents of our website referenced in this section are not and should not be considered to be part of this proxy statement.

Does Olin Have an Insider Trading Policy?
Olin has adopted an insider trading policy that governs the purchase, sale and/or other dispositions of our securities by employees, officers, directors of Olin, and their family members and entities they control. The insider trading policy is designed to promote compliance with insider trading laws, rules and regulations as well as the listing standards of the NYSE. In addition, with regard to Olin’s trading in its own securities, it is Olin’s policy to comply with the federal securities laws and the listing standards of the NYSE.

Does Olin Prohibit Hedging and Pledging of Its Stock by Insiders?
Our insider trading policy prohibits our directors and executive officers from engaging in any hedging or pledging transactions in our securities. Our policy does not specifically permit any type of hedging transaction, but instead imposes a broad prohibition of any “hedging or monetization transactions” if the director or executive officer “continues to own the

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underlying security without all the risks and rewards of ownership.” Our prohibition on pledging of our securities is similarly broad, and prohibits all pledges of our securities, whether as part of a hedging transaction or a loan transaction.
As of March 3, 2025, no shares of our common stock were pledged by any director or executive officer.

Do Olin’s Board and Committees Conduct Evaluations?
As required by NYSE rules, Olin’s Board as well as its Audit, Compensation, and Nominating and Governance
Committees each conduct an annual performance evaluation. In addition, Olin’s Board conducted individual evaluations of all non-employee directors during 2024.

What Are our Board Committees?
Our Board Committees are:
Our Audit Committee, which held five meetings during 2024, advises our Board on internal and external audit matters affecting us. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate
Governance, our Audit Committee is comprised solely of directors who meet the enhanced independence standards for
Audit Committee members under the Securities Exchange Act of 1934 (Exchange Act) and the related rules as incorporated into the NYSE standard for independence. Its current members are: Beverley A. Babcock (Chair), Matthew
S. Darnall, Earl L. Shipp and William H. Weideman. Our Board has determined that Ms. Babcock and Mr. Weideman meet the SEC definition of an “Audit Committee Financial Expert,” and that each member of our Audit Committee is financially literate, as such term is interpreted by our Board in its business judgment. Our Audit Committee has a number of responsibilities as set forth in its Committee charter and our Principles of Corporate Governance, including:
•sole authority to directly appoint, retain, oversee, compensate, evaluate and terminate our independent registered public accounting firm;
•reviews with our independent registered public accounting firm the scope and results of their examination of our financial statements and any investigations and surveys by such independent registered public accounting firm;
•pre-approves and monitors audit and non-audit services performed by our independent registered public accounting firm;
•conducts an annual performance evaluation of the Committee and annual review of the Committee charter and ensures it is publicly available in accordance with SEC regulations;
•reviews our annual audited and quarterly unaudited financial statements and management’s discussion and analysis of financial condition and operations in our annual reports on Form 10-K and quarterly reports on
Form 10-Q before filing or distribution;
•reviews with management and our independent registered public accounting firm the interim financial results and related press releases before issuance to the public;
•reviews audit plans, activities and reports of our independent registered public accounting firm and internal and regulatory audit departments;
•makes a recommendation to our Board regarding the inclusion of our audited financial statements in our annual report on Form 10-K filed with the SEC;
•monitors significant litigation and other legal matters that impact our financial statements or compliance with the law;
•monitors compliance with legal and regulatory requirements including environmental, health, safety and transportation;
•monitors our enterprise risk management process;
•reviews and discusses management’s assessment and management of risks and exposures related to cybersecurity and information technology, including steps taken to mitigate and manage the same;

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•oversees our ethics and business conduct programs and procedures;
•reviews our compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and
•has the authority to hire its own independent advisors.
Our Compensation Committee, which held four meetings during 2024, sets policies, develops and monitors strategies for, and administers the programs that are used to compensate our CEO and other senior executives and our non-employee directors. In accordance with NYSE listing standards and applicable provisions of our Principles of
Corporate Governance, our Compensation Committee is comprised solely of directors who meet the NYSE standards for independence of Compensation Committee members. Its current members are: Earl L. Shipp (Chair), C. Robert Bunch,
Edward M. Daly, Julie A. Piggott, and W. Anthony Will. Our Compensation Committee has a number of responsibilities as set forth in its Committee charter and our Principles of Corporate Governance, including:
•approves the salary plans for all executive officers including their total direct compensation opportunity, comprised of salary, annual incentive bonus and long-term incentive award components;
•approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;
•administers the incentive compensation plans, stock option plans and long-term incentive plans;
•annually evaluates the performance of our CEO;
•reviews and recommends establishing, amending and terminating retirement plans;
•reviews and approves executive employment, severance and change in control agreements;
•reviews and establishes the compensation of non-employee directors;
•reviews and discusses our Compensation Discussion and Analysis with management and, based on that review, makes a recommendation to our Board regarding inclusion of the Compensation Discussion and
Analysis in our annual proxy statement or annual report on Form 10-K filed with the SEC;
•reviews and recommends Board approval of stock ownership guidelines for directors and Section 16 officers;
•reviews and develops for Board approval, and assesses enforcement of, policies that provide for the
“clawback” of incentive-based compensation paid to current or former employees, upon the occurrence of a triggering event;
•conducts an annual performance evaluation of the Committee and annual review of the Committee charter and ensures it is publicly available in accordance with SEC regulations; and
•has the authority to hire its own independent advisors, including compensation consultants.
Our Nominating and Governance Committee, which held four meetings during 2024, assists our Board in fulfilling its responsibility to the shareholders relating to the selection and nomination of executive officers and directors. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, our
Nominating and Governance Committee is comprised solely of directors who meet the NYSE standard for independence.
Its members are: Carol A. Williams (Chair), Matthew S. Darnall, Julie A. Piggott and W. Anthony Will. Our Nominating and
Governance Committee has a number of responsibilities as set forth in its Committee charter and our Principles of
Corporate Governance, including:
•makes recommendations to our Board regarding the selection of the Board Chair, Lead Director (if applicable), the CEO and other executive officers;
•reviews and makes recommendations to our Board regarding the size and composition of our Board and the qualifications and experience that might be sought in Board nominees, and assesses whether the qualifications and experience of Board nominees meet the current needs of our Board;
•seeks out and considers candidates for nomination and re-nomination as directors;
•recommends individuals to fill any vacancies created on our Board, and recommends the slate of nominees to

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be proposed for election to our Board by shareholders at the annual meeting;
•reviews plans for management development and succession;
•periodically reviews corporate governance trends, issues and best practices and makes recommendations to our Board regarding the adoption of best practices most appropriate for the governance of the affairs of our
Board;
•reviews and makes recommendations to our Board regarding the composition, duties and responsibilities of various Board Committees;
•reviews and advises our Board on such matters as protection against liability and indemnification;
•oversee and assists the Board with evaluating the performance of the Board;
•conducts an annual performance evaluation of the Committee and annual review of the Committee charter and ensures it is publicly available in accordance with SEC regulations;
•reviews in advance all related party transactions for potential conflicts of interest and prohibits such transactions determined to be inconsistent with the interests of Olin and our shareholders; and
•has the authority to hire its own independent advisors.
Our Executive Committee meets as needed in accordance with its charter and Olin’s Bylaws. Between meetings of our Board, our Executive Committee may exercise all the power and authority of our Board (including authority and power over our financial affairs) except for matters reserved to the full Board by Olin’s Articles of Incorporation, Bylaws or
Virginia law and matters for which our Board gives specific directions. No Executive Committee meeting was held during
2024. The members of our Executive Committee are: William H. Weideman (Chair), Beverley A. Babcock, Earl L. Shipp,
Carol A. Williams and Kenneth T. Lane.

Compensation Committee Interlocks and Insider Participation
No director who served on our Compensation Committee at any time during 2024 (C. Robert Bunch, Julie A.
Piggott, Earl L. Shipp and W. Anthony Will):
•served as an employee for Olin during that year;
•is currently or has ever been an officer of Olin; or
•had any relationship with Olin requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
None of our executive officers:
•serves on the compensation committee of any other company for which one of our directors serves as an executive officer; or
•serves on the Board of Directors of any other company where a member of our Compensation Committee serves as an executive officer.

What Is Olin’s Director Nomination Process?
Our Nominating and Governance Committee acts as our nominating committee. As a policy, our Committee considers any director candidates suggested by shareholders if we receive the appropriate information in a timely manner.
Our Committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate. Our Committee reviews and evaluates each nominee and our Committee chair and our Board chair interview potential new Board candidates selected by our Committee. The interview results, along with our
Committee’s recommended nominees, are reviewed with our full Board.

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Our Principles of Corporate Governance describe criteria for new Board members including recognized achievement plus skills such as a special understanding or ability to contribute to some aspect of Olin’s business. Our
Committee is tasked with seeking Board members with the personal qualities and experience that taken together will ensure a strong Board.
As part of their review of Board nominations, our Board and our Committee consider a variety of experience and background in an effort to ensure that the composition of our directors ensures a strong and effective Board. Our
Principles of Corporate Governance cite strength of character, an inquiring and independent mind, practical wisdom and mature judgment as among the principal qualities of an effective director.  Our Board is committed to advancing diversity on the Board, including diversity of thought, qualifications, attributes, skills and perspectives, experience, gender, ethnicity, race, age and cultural and geographic background, and interviewing a diverse slate of director candidates.
This year, we have nine nominees standing for election.
A shareholder can suggest a person for nomination as a director by providing the name and address of the candidate, and a detailed description of the candidate’s experience and other qualifications for the position, in writing addressed to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA. The notice may be sent at any time, but for a candidate to be considered by our Committee as a nominee for an annual meeting, we must receive the written information at least 150 days before the anniversary of the date of our prior year’s proxy statement. For example, for candidates to be considered for nomination by our Committee at our 2026 annual meeting, we must receive the information from shareholders on or before October 22, 2025.
In addition to shareholders proposing candidates for consideration by our Committee, Olin’s Bylaws allow shareholders to directly nominate individuals at our annual meeting for election to our Board by delivering a written notice as described under the heading “MISCELLANEOUS—How can I directly nominate a director for election to the Board at the 2026 annual meeting?” on page 6.

What Is the Board Leadership Structure?
At least annually, our Board evaluates the Board leadership structure to ensure the Board’s optimal and independent oversight of Olin’s senior management and business. When evaluating the optimal structure, our Board reviews a variety of criteria, including Olin’s strategic goals, and the composition and skills set of the directors and senior management. Our Principles of Corporate Governance state that our Board may select either a combined CEO Board chair coupled with an independent lead director, or appoint a Board chair who does not also serve as CEO. This approach allows our Board to separate or combine the two roles based on our needs in light of the dynamic environment in which we operate and our Board’s assessment of Olin’s leadership needs at that time.
From April 22, 2021 until the appointment of Mr. Kenneth Lane as President and CEO and Director on March 18,
2024, our Board operated under the structure of combined CEO and Chairman of the Board, coupled with an independent lead director. Since the appointment of Mr. Lane, our Board has separated the roles of CEO and Chairman by appointing
Mr. Weideman as Chairman and eliminating the lead director role. Our Board believed that this change in Board leadership structure was appropriate given Mr. Lane’s new role at Olin, concurrent with the change in our Board’s composition and senior management. This separation of the roles of the CEO and Chairman allowed Mr. Lane to focus on his new roles and responsibilities, while allowing Mr. Weideman to exercise his independent oversight and leadership over the Board.
Our Board will continue to evaluate its leadership structure at least once a year, or earlier as appropriate, to help maintain the Board leadership model best suited for Olin and its shareholders.

How Does the Board Oversee Olin’s Risk Management Process?
Our Board is responsible for oversight of Olin’s risk assessment and management process, including monitoring our response to important public policy issues, as well as oversight of strategic, human resources, financial, operational, security, environment, health and safety, and legal compliance matters. These processes and structures include Olin’s
Enterprise Risk Management (ERM) process, Code of Conduct and related compliance program, internal control function and disclosure controls, and a robust internal audit function.
Our environment, social and governance (ESG) and corporate social responsibility strategy is overseen by our
Board as a part of its oversight of our overall strategy and risk management.

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Our Board has delegated to our Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and that Committee reports to our Board on its review.
Our Board also delegated tasks related to risk process oversight to our Audit Committee, which reports the results of its review process to our Board. Our Audit Committee’s process includes:
•a review, at least annually, of our internal audit process, including the organizational structure and staff qualifications, as well as the scope and methodology of the internal audit process;
•reviewing activity and special reports of Olin’s Internal Audit and Environmental, Health, Safety &
Transportation (EHS&T) Audit functions including management responses and corrective action plans for significant findings;
•a review, at least annually, of our enterprise risk management (ERM) program to ensure that an appropriate
ERM process is in place, including discussion of the major risk exposures identified by Olin, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis; and
•a review and discussion, at least annually, with senior management regarding our assessment and management of risks and exposures related to cybersecurity and information technology, including steps taken to mitigate and manage the same.
In addition to the reports from our Audit and Compensation Committees, our Board periodically discusses risk oversight, including as part of its annual detailed corporate strategy reviews. Such discussions include our Board’s detailed review of risks identified in the ERM process when analyzing and formulating our corporate strategy and other times during the year, as deemed necessary.
Brian J. Clucas, our Vice President, Global Internal Audit, Ethics and Compliance reports directly to our Audit
Committee and has direct and unrestricted access to that Committee. Todd A. Slater, our Senior Vice President and CFO,
oversees our ERM process and fulfills the responsibilities of a chief risk officer. Mr. Slater reports to our CEO, but has direct access to our Audit Committee chair. Messrs. Slater and Clucas, individually or with other members of our management team, periodically meet in executive session with our Audit Committee.

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REPORT OF OUR AUDIT COMMITTEE
Our Audit Committee’s primary responsibility is to assist our Board in its oversight of the integrity of Olin’s financial reporting process and systems of internal control, to review Olin’s enterprise risk management process, to evaluate the independence and performance of Olin’s independent registered public accounting firm, KPMG LLP (KPMG), and internal audit functions and to encourage private communication between our Audit Committee and KPMG and our internal auditors.
Our Committee held five meetings during the year. During the second half of 2024, our Audit Committee also completed a self-assessment.
In discharging its responsibility, our Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2024 with management and KPMG, including the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the U.S. Securities and Exchange
Commission (SEC).
In addition, our Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with our Audit Committee concerning independence. Our Audit Committee discussed with KPMG the issue of its independence from Olin and reviewed KPMG’s reports on the firm’s quality review procedures and findings, results of peer reviews and investigations and inquiries, including corrective actions taken. Our Audit Committee also negotiated the hiring of KPMG for the 2024 audit and pre-
approved all fees which SEC rules require our Audit Committee to approve to ensure that the work performed was permissible under applicable standards and would not impair KPMG’s independence.
Based on our Audit Committee’s discussions with management and KPMG and our Audit Committee’s review of
KPMG’s written report and the other materials discussed above, our Audit Committee recommended that our Board include the audited consolidated financial statements in Olin’s Annual Report on Form 10-K for the year ended
December 31, 2024, to be filed with the SEC.

February 19, 2025	Beverley A. Babcock, Chair Matthew S. Darnall Earl L. Shipp William H. Weideman

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SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
How much stock is beneficially owned by each director, director nominee, our NEOs and our directors and executive officers as a group?
This table shows how many shares of our common stock certain persons beneficially owned on March 3, 2025, rounded to the nearest whole share. The persons listed include each current director, each director nominee, each NEO in the Summary Compensation Table on page 31, and all directors and executive officers as a group. A person has
“beneficial ownership” of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. “Investment power” means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

Name of Beneficial Owner	Number of Shares Beneficially Owned (2)	Percent of Common Stock (3)
Beverley A. Babcock .........................................................................................	27,953	—
C. Robert Bunch ................................................................................................	45,762	—
Edward M. Daly ................................................................................................	—	—
Matthew S. Darnall ............................................................................................	18,436	—
Julie A. Piggott ...................................................................................................	5,315	—
Earl L. Shipp .......................................................................................................	52,022	—
William H. Weideman ........................................................................................	50,617	—
W. Anthony Will ..................................................................................................	28,436	—
Carol A. Williams ................................................................................................	50,617	—
Kenneth T. Lane .................................................................................................	100,412	—
Scott M. Sutton ..................................................................................................	315,752	—
Deon A. Carter ...................................................................................................	—	—
Brett A. Flaugher ................................................................................................	254,596	—
Damian Gumpel (1) ...........................................................................................	172,214	—
Florian J. Kohl ....................................................................................................	4,138	—
Dana C. O’Brien .................................................................................................	78,001	—
Todd A. Slater .....................................................................................................	780,577	—
Patrick M. Schumacher ....................................................................................	39,112	—
Directors and executive officers as a group, including those named above (17 persons) ...............................................	1,934,242	1.7
______________________
(1)Mr. Gumpel beneficially owns 6,804 shares of common stock jointly with his spouse.
(2)Includes shares credited under the RSP as of March 3, 2025, phantom stock units credited to deferred accounts under the Directors Plan, and shares that may be acquired within 60 days of March 3, 2025 (by May 2, 2025) through the exercise of stock options, rounded to the nearest whole share, as follows:
(3)Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock.
For each individual, as well as the group included in the table above, percentage ownership is calculated by dividing
(1) the number of shares reported as beneficially owned on March 3, 2025, by (2) 115,083,118, which is the number of shares outstanding on March 3, 2025, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 3, 2025 (May 2, 2025).

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Name	Number of Phantom Stock Units Held in Director Deferred Accounts (4)	Number of Shares Subject to Options Exercisable in 60 days
Beverley A. Babcock ..................................................................................................	27,192	—
C. Robert Bunch ..........................................................................................................	45,762	—
Edward M. Daly ...........................................................................................................	—	—
Matthew S. Darnall .....................................................................................................	18,436	—
Julie A. Piggott .............................................................................................................	5,315	—
Earl L. Shipp ................................................................................................................	41,862	—
William H. Weideman .................................................................................................	37,477	—
W. Anthony Will ...........................................................................................................	18,436	—
Carol A. Williams .........................................................................................................	44,048	—
Kenneth T. Lane ..........................................................................................................	—	43,162
Scott M. Sutton ............................................................................................................	—	225,425
Deon A. Carter .............................................................................................................	—	—
Brett A. Flaugher .........................................................................................................	—	166,206
Damian Gumpel ..........................................................................................................	—	137,675
Florian J. Kohl ..............................................................................................................	—	4,138
Dana C. O’Brien ..........................................................................................................	—	75,903
Patrick M. Schumacher ..............................................................................................	—	39,112
Todd A. Slater ..............................................................................................................	—	621,068
Directors and executive officers as a group, including those named above (17 persons) ........................................................	238,528	1,544,906
_______________________
(4)Such securities have no voting rights.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Principles of Corporate Governance and our Code of Conduct include policies and procedures requiring prior review and oversight of certain transactions involving our directors, director nominees, employees and their immediate family members and affiliated organizations if Olin is a direct or indirect participant. Our Principles of Corporate
Governance require our Nominating and Governance Committee (or, if that Committee determines it is appropriate, another independent body of our Board) to conduct a prior review of all “related party transactions” for potential conflicts of interest and prohibit any such transaction if it determines it to be inconsistent with the interests of our company and shareholders. Related party transactions are those which are required to be disclosed under Item 404 of Regulation S-K, which currently includes transactions where Olin was or is to be a participant and the amount exceeds $120,000 and in which any “related person” has a direct or indirect material interest. A “related person” means a director, director nominee, executive officer, a beneficial owner of 5% or more of Olin’s outstanding voting securities, or “immediate family members”
of any of the foregoing. Immediate family members means a child, stepchild, parent, stepparent, spouse, sibling, mother-, father-, son-, daughter-, brother-, or sister- in-law, or any person (other than a tenant or employee) sharing the household of such specified person.
Our Principles of Corporate Governance require our Nominating and Governance Committee to pre-approve service by any of our executive officers (our CEO and other Section 16 officers) on the Board of another public company or on the Board of any private company that would represent a material commitment of time. Our Principles of Corporate
Governance prohibit any of our executive officers from serving on the Board of a company for which one of our non-
employee directors serves in any management capacity. In addition, our Code of Conduct and related Corporate Policy
Statements require the approval of our Board before an officer may serve as a director or provide services to another organization (as an officer, employee, consultant, etc.). Any such service by other employees must be pre-approved by our management, if the potential for a conflict of interest exists. These provisions also prohibit any employee or family member from having any significant (i.e., over 10% ownership, or is a director, officer or partner) direct or indirect interest

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in, or any involvement with or obligation to, any business organization that does or seeks to do business with Olin, or any
Olin competitor, without pre-approval from the employee’s department head.
In granting pre-approval, our Nominating and Governance Committee, Board members and management focus on the best interests of Olin.
In addition to the pre-approval process described above, our Code of Conduct and related Corporate Policy
Statements prohibit any director or employee from engaging in a transaction that might conflict with the best interests of
Olin.
There were no related person transactions during 2024.
CORPORATE RESPONSIBILITY
Olin consistently demonstrates a commitment to excellence in protecting the environment and health, safety, and security of our employees and the communities surrounding our global operations. Our Board is responsible for overseeing our Environmental, Social, and Governance (ESG) and corporate social responsibility strategy, as part of their broader oversight of our overall strategy and risk management efforts. We publish an ESG Scorecard that outlines our targets and progress in key areas where we believe Olin can have the most significant impact.
Olin’s Sustainability strategy statement highlights our commitments:
Olin will increase value for our investors, employees, and customers through our focused ESG actions and investments. We will:
•Protect our employees and communities through our industry-leading occupational and process safety programs
•Proudly strengthen United States defense, international defense, law enforcement, and conservation through our Winchester ammunition brand
•Significantly reduce environmental impact by taking concrete steps driving technological efficiencies, productivity, and innovation to lower our carbon footprint, net water usage, and resource consumption
•Developing and enabling sustainable solutions within the value chain through our product and service offerings
•Consistently uphold our Olin values and governance standards as we amplify our culture of inclusion and cultivate our diverse global workforce.
Olin’s industry leadership, focused ESG actions, and our engaged people create a positive, long-lasting impact on our communities and the environment.
Our Chemical division maintains third-party certification internationally recognized standards, including ISO
14001:2015 standard for environmental management systems. Our product stewardship policy ensures that our product safety performance is properly evaluated, and continuously improved, and relevant elements are made publicly available.
We regularly audit our environmental, health, safety and transportation programs and performance against applicable legal requirements and our own internal standards, the results of which are regularly reviewed with the Audit Committee of our Board.
We commit to provide our employees with a safe and supportive environment and maintain a steadfast commitment to safely producing and distributing our products. Our global workforce is committed to ME Principles which focus on each individual’s responsibility for their own safety and that of others, on leading by example, on reinforcing positive behaviors, and on elevating concerns.
The Board’s Compensation Committee has structured our compensation program to balance financial results with
Olin’s achievement of annual goals relating to environmental impact, safety, sustainability, and ethical conduct.
Additionally, our Board comprehensively reviews Olin’s talent management aspects related to sustainability. We have engaged with shareholders on sustainability matters and are publicly transparent regarding our ESG and sustainability platform and progress in key areas, including the more than 70,000 hours of volunteerism in 2024 with organizations in the communities where our offices and plants are located.

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Additional information, including our ESG Scorecard, ESG Factsheet, Olin Sustainability Report, Winchester
Corporate Social Responsibility Report, and Olin Sustainability Success Stories are shared online at www.olin.com/
corporate-responsibility. The contents of our website referenced in this section are not and should not be considered to be part of this proxy statement.
®RC14001 is a registered trademark of American Chemistry Council
EXECUTIVE OFFICERS

Name and Age	Title	Served as an Olin Officer Since
Kenneth T. Lane (57)	President and Chief Executive Officer	2024
Brett A. Flaugher (60)	Vice President and President, Winchester	2018
Deon A. Carter (57)	Vice President and President, Chlor Alkali Products and Vinyls	2024
Florian J. Kohl (53)	Vice President and President, Epoxy & International	2024
Angela M. Castle (46)	Vice President, Chief Legal Officer	2025
Todd A. Slater (61)	Senior Vice President and Chief Financial Officer	2005
Randee N. Sumner (51)	Vice President and Controller	2014
Teresa M. Vermillion (49)	Vice President and Treasurer	2018
No family relationship exists between any of the above executive officers or our directors. Such officers were elected to serve, subject to our Bylaws, until their respective successors are chosen.
All executive officers except Deon A. Carter, Florian J. Kohl, Angela M. Castle, and Kenneth T. Lane have served as executive officers of Olin for more than five years. All executive officers except Deon A. Carter, Florian J. Kohl, and
Kenneth T. Lane  have been employed by Olin for more than five years.
Kenneth T. Lane comes to Olin from LyondellBasell, one of the world’s largest plastic, chemicals, and refining companies, where he most recently served as Executive Vice President, Global Olefins and Polyolefins (O&P). Preceding
this assignment, he served as Executive Vice President of Global O&P for three years and as interim CEO of
LyondellBasell in early 2022. Prior to joining LyondellBasell in July 2019, he was with BASF for 13 years, holding senior executive positions in the Global Polyurethanes Division, President of the Monomers Division and President of BASF
Catalysts. He also served in a variety of operations, strategy and commercial positions at BP Chemicals as well as various technical and operations roles at Amoco Chemical Corporation. Over his career, he has served in leadership roles in the
United States, Malaysia, the United Kingdom, China and Belgium.
Brett A. Flaugher was appointed Vice President of Olin and President, Winchester effective January 1, 2018, having served as President, Winchester since November 2016. From January 2003 until October 2016, he served as Vice
President, Marketing & Sales at Winchester. He joined Olin in 1986 as a Sales Representative in the Winchester
Ammunition Division for the Texas and Oklahoma area and held a number of positions of increasing responsibility within
Winchester’s sales and marketing department.
Deon A. Carter comes to Olin from Continental Industries Group where he has served as Chief Operating Officer since April 2023. After receiving his Bachelor’s Degree in Chemical Engineering from the University of Cape Town in
South Africa, Deon began his career in the chemicals industry working for Engelhard Corporation where his career journey took him to multiple international assignments. Following the acquisition of Engelhard by BASF in 2006, Deon was appointed General Manager, Global Polyolefin Catalysts and a year later was appointed Vice President, Oil Refining
Catalyst. He was named Senior. Vice President, Precious Metals in 2011 and in 2017 named Senior Vice President
Performance Chemicals. Prior to joining Continental Industries Group, Deon was President and CEO of Scientific Design
Company, Inc.
Florian J. Kohl was appointed to his current role in April 2024. He joined Olin in March 2023 as General Manager,
Blue Water Alliance and was tasked with driving the activities necessary to ensure the success of Olin’s newly formed joint venture with Mitsui & Co, Ltd. by growing and enabling reliable caustic soda and EDC trade and liquidity management utilizing the combined strengths of each partner. Prior to joining Olin, he worked for Celanese Corporation for 22 years, where he held multiple roles with increasing levels of responsibility in general management, M&A Integration, global supply chain, and procurement leadership based in the US, Germany and China. His final role at Celanese was Vice

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President, Global Vinyls Chain & Head of Acetyls Americas for which he had full P&L responsibility for its $2.5 billion
Global Vinyl Chain businesses.
Angela M. Castle was appointed Vice President, Chief Legal Officer of Olin effective March 1, 2025. She was previously Vice President, General Counsel, North America, from February 2024 through February 2025. Since joining
Olin in 2017, she held multiple roles in the legal department with increasing levels of responsibility supporting commercial, supply chain and operations. Prior to joining Olin, she was Senior Counsel at LyondellBasell from June 2010 through
September 2017 where she was a senior commercial attorney for the Intermediates and Derivatives business segment as well as for the Olefins and Polyolefins business segment.
Todd A. Slater was appointed Senior Vice President and CFO of Olin effective January 1, 2022. He previously had served as Vice President and CFO of Olin from May 4, 2014. From October 2010 until May 3, 2014, he served as Vice
President, Finance and Controller; and from May 2005 until September 2010, he served as Vice President and Controller, all at Olin.
Randee N. Sumner was appointed Vice President and Controller of Olin effective May 4, 2014. From December
2012 until May 3, 2014, she served as Division Financial Officer for Chemical Distribution; from 2010 until December
2012, she served as Assistant Controller; from 2008 to 2010, she served as Director, Corporate Accounting and Financial
Reporting; and from 2006 to 2008, she served as Manager, Corporate Accounting and Financial Reporting, all at Olin.
Teresa M. Vermillion was appointed Vice President and Treasurer of Olin effective February 1, 2018. From
October 2015 through January 2018, she served as Vice President, Tax; and from July 2010 through September 2015, she served as Director, Tax Planning and Financial Analysis, all at Olin. Prior to that, she was a Senior Tax Manager at
Ernst & Young.

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COMPENSATION DISCUSSION AND ANALYSIS
____________________
TABLE OF CONTENTS

Page
COMPENSATION DISCUSSION AND ANALYSIS .....................................................................................................................	28
Introduction .....................................................................................................................................................................................	29
Executive Summary ......................................................................................................................................................................	30
Compensation Philosophy, Practices and Policies ..................................................................................................................	31
Compensation Process: Roles and Responsibilities ...............................................................................................................	32
What We Pay and Why: Elements of Compensation ..............................................................................................................	33
Looking Forward to 2025 .............................................................................................................................................................	38
Risk Assessment ...........................................................................................................................................................................	38
Tax and Accounting Considerations ...........................................................................................................................................	38
Compensation Committee Report ..............................................................................................................................................	38

EXECUTIVE COMPENSATION ......................................................................................................................................................	39
Summary Compensation Table ...................................................................................................................................................	39
Grants of Plan-Based Awards .....................................................................................................................................................	42
Outstanding Equity Awards at Fiscal Year-End ........................................................................................................................	44
Option Exercises and Stock Vested ...........................................................................................................................................	45
Pension Benefits ............................................................................................................................................................................	46
Nonqualified Deferred Compensation ........................................................................................................................................	48
Potential Payments Upon Termination or Change in Control .................................................................................................	48

DIRECTOR COMPENSATION ........................................................................................................................................................	53

PAY RATIO DISCLOSURE .............................................................................................................................................................	55

PAY VERSUS PERFORMANCE ....................................................................................................................................................	56

STOCK OPTION GRANT PRACTICES .........................................................................................................................................	59

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Introduction
This Compensation Discussion and Analysis (CD&A) describes the objectives, principles, and components of the material elements of our 2024 compensation programs for our Named Executive Officers (NEOs) as well as decisions made by our Compensation Committee.  Our NEOs for 2024 were:

Name	Title
Kenneth T. Lane	President and CEO
Todd A. Slater	Senior Vice President and CFO
Brett A. Flaugher	Vice President and President, Winchester
Dana C. O'Brien	Senior Vice President, Chief Legal Officer
Florian J. Kohl	Vice President and President, Epoxy & International
Scott M. Sutton	Former President and CEO
Patrick M. Schumacher	Former Vice President and President, Chlor Alkali Products and Vinyls
Damian Gumpel	Former Vice President, Corporate Strategy
On September 1, 2023, Olin announced that President and CEO Scott Sutton would step down from his role during the first half of 2024.  Effective March 18, 2024, the Board appointed Kenneth Lane as President and CEO and also elected Mr. Lane to the Board.  Also effective March 18, 2024, Mr. Sutton transitioned to the role of Special Advisor until his departure on June 30, 2024.
Olin and Mr. Lane agreed to a 2024 compensation package which consisted of base salary, short term incentive target, long term incentive target and an initial equity award of 200,000 restricted stock units that vest over three years following his start date.  The initial equity award was granted to replace compensation Mr. Lane forfeited upon his termination from his prior employer and induce him to join Olin.  The Compensation Committee chose to grant restricted stock units as part of the initial equity grant to further enhance both the attractiveness and retentive value of Mr. Lane’s compensation package.  This initial award had a grant date fair value of approximately $11.0 million.  In March 2024, Mr.
Lane also was awarded an annual equity award of $7,000,000 (50% in stock options, 50% performance shares).
On January 15, 2025, Mr. Gumpel notified Olin of his intention to resign effective February 22, 2025.

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88%
Performance
Based
73%
Performance
Based

Executive Summary
Select 2024 Financial and Business Highlights
•In 2024, Olin’s chemicals businesses continued to navigate a challenging industrial environment, and the
Winchester business continued to see softening demand for its Commercial products as customers took longer to deplete their large inventories while demand for Military products was strong.  This difficult economic environment was buffered by each business (Chlor Alkali Products & Vinyls, Epoxy, and Winchester) employing a value first strategy and exercising diligence in controlling costs.
•Olin maintained our market leadership positions in all three businesses, as reflected in our Levered Free Cash
Flow generation in 2024 of $408.4 million, which the company utilized to repurchase approximately 5.9 million of
Olin’s outstanding shares.  Since the beginning of the share repurchase program in 2021, we have spent $2.6 billion to repurchase 49.6 million shares or approximately 31% of shares outstanding.
•Winchester completed the successful acquisition of White Flyer Targets, LLC in late 2023.  Demand for White
Flyer targets was robust and a positive driver for Winchester’s 2024 results.  White Flyer will soon benefit from the launch of our Eco Flyer product line which will be the next evolution of clay targets.
•Our commitment to safety in 2024 resulted in no loss of life events, with Winchester achieving the second best safety performance in its history.  We did not achieve the rigorous process safety targets for our Chemicals businesses and have renewed our efforts for 2025.
•Management continued to encourage and support productivity projects throughout the company and for full year
2024, the company achieved more than $250 million in productivity efficiencies.
•We also continued to show good progress toward the pro-rata achievement of our sustainability objectives, reducing our total carbon emission by 4% from 2023 and revised our 2030 reduction target to 35% from 25%.
•Additionally, Olin employees engaged at a level that resulted in more than 70,000 hours of volunteerism in 2024, an increase of approximately 11% year over year.
Pay for Performance
Consistent with our compensation philosophy of designing policies and practices that align executive pay with company performance objectives and shareholder values, each NEO has a target total direct compensation opportunity that is reviewed annually by our Compensation Committee.  As illustrated by the following charts, the majority of compensation that may be earned by our NEOs is tied to the achievement of short-term incentive (STIP) and long-term incentive (LTIP) financial performance metrics.  Additionally, total compensation fluctuates based on the underlying value of the common stock granted under our LTIP.  The CEO chart below represents the target values for Mr. Lane.

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Say on Pay Results
At the 2024 annual meeting of our shareholders, we held an advisory vote on executive compensation.
Approximately 96.6% of the shares voted were cast in support of our 2024 executive compensation and related disclosures.  Our Compensation Committee viewed the results of this vote as general, broad shareholder support for our executive compensation program.  While we made no changes to our executive compensation program specifically as a result of that vote, our Compensation Committee continuously evaluates our executive compensation program and makes changes to respond to market trends and other relevant factors.

Compensation Philosophy, Practices and Policies
We review our compensation philosophy, practices and policies regularly to ensure they are in line with market best practices, including alignment of executive pay and company performance, focus on sustainable growth, encouragement of both short- and long-term performance results, and talent recruitment and retention.  Identified below are some of our more significant practices and policies that were in effect during 2024 and were designed to reinforce our compensation philosophy.

What We Do	What We Don’t Do
☑
Align Pay and Performance: By tying our executives’ pay to Olin’s actual results, our compensation programs (i) align our executives’
interests with those of our shareholders and (ii) induce our management team to achieve our most important goals.  Each NEO has a target total direct compensation opportunity that is reviewed annually by our Compensation Committee to ensure alignment with
Olin’s pay for performance objectives.
	☒	No Option Repricing: We prohibit option repricing without shareholder approval.
☑
Use Appropriate Peer Groups When Establishing
Compensation Opportunities: We established a peer group to
help us review market practices and design a competitive
compensation program.  We set compensation of our executive
officers at levels that we believe are appropriate relative to the compensation paid to similarly situated officers of our peers, also giving consideration to market and other factors.
	☒	No Excessive Perquisites: We do not provide our NEOs with excessive perquisites.
☑
Maintain an Independent Compensation Committee and
Consultant: Compensation decisions for our NEOs are approved by a Compensation Committee composed of non-employee
independent directors.  In addition, our Compensation Committee is advised by an independent consultant who reports directly to the
Compensation Committee and provides no other services to Olin or its management.
	☒	No Tax Gross-Ups: We do not provide “gross-ups” to any of our named executive officers, including gross-ups for any excise taxes imposed with respect to Section 280G or Section 409A of the Code.
☑
Perform Regular Risk Assessments: We regularly assess the risk inherent in our compensation policies and programs to ensure mitigation of operational, financial, legal, regulatory, strategic and reputational risks.
	☒	No Hedging or Pledging: We do not allow our NEOs to hedge or pledge our stock.
☑
Maintain a Clawback Policy: Each of our NEOs is subject to a clawback policy applicable to all of Olin’s executive officers, as defined by Section 16 of the Exchange Act.  The policy generally allows Olin to recover compensation (including cash and/or equity awards) previously paid to an executive officer in the event of a financial restatement that impacts the applicable performance metric if, in the opinion of our Board or Compensation Committee, the revision would have resulted in a lower payment or award.
	☒	No Payment of Dividends on Unvested Equity Awards: Payment of dividends or dividend equivalents for all equity awards is subject to the same vesting conditions as the underlying award.
☑
Maintain a Stock Ownership Policy: We maintain a stock
ownership policy that requires our executive officers to maintain stock ownership (excluding unvested performance share unit
awards) equal to a set multiple of base salary. Covered executives have five years from the date the guidelines apply to attain the required stock ownership levels.  The base salary multiple is 6 for the CEO, 3 for any Senior Vice President, and 2 for any Vice
President.  As of December 31, 2024, all covered executives were in compliance, to the extent possible, with the stock ownership policy.
	☒	No Automatic Compensation Increases: We do not automatically increase NEO’s base salary or total compensation opportunities each year.

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Compensation
Committee
•Our Compensation Committee consists of directors who are independent under the NYSE listing criteria.
•Our Compensation Committee establishes all elements of our total compensation opportunity for executive officers, including our NEOs, and certifies achievement under performance awards, when applicable.
•Our Compensation Committee takes into account a multitude of factors when setting total compensation opportunity, including but not limited to recommendations from qualified third parties (e.g., CEO and independent compensation consultant), job responsibilities, qualifications, performance, business growth, and market practices.
•Our Compensation Committee routinely meets in executive session (with no officers present) and, as appropriate, invites third party advisors to attend.
Management
•For non-CEO executive officers, our CEO reviews and provides feedback on individual performance and makes recommendations on total compensation opportunity to our
Compensation Committee.
Independent
Compensation
Consultant
•To assist in performing its duties, our Compensation Committee engages Exequity, an independent board and management advisory firm.  Exequity solely served the
Compensation Committee and the committee determined that Exequity had no conflicts of interest in providing services to the committee and was independent under the NYSE factors for compensation consultants.
•As advisor to our Compensation Committee, Exequity assisted in reviewing the total compensation strategy and pay levels for our NEOs; recommended appropriate peer group comparisons; examined all aspects of our executive compensation program to ensure ongoing support; and provided general advice to our Compensation Committee on all compensation decisions pertaining to our executive officers.

Compensation Process: Roles and Responsibilities
Our Compensation Committee is the body primarily responsible for overseeing executive officer compensation, working closely with management and our independent compensation consultant, Exequity LLP (Exequity), to establish total compensation opportunities.  Below is an overview of the decision-making process, considerations, and the role of each key party.
Peer Group Data
In designing and implementing our executive compensation programs, our Compensation Committee reviews compensation data from a peer group that is determined and periodically adjusted, in consultation with Exequity (referred to as the “comparator group”).  Our Compensation Committee is not bound to mirror the comparator group standards but does consider comparator group norms as one factor to help ensure market competitive compensation practices.  For
2024 compensation decisions, the comparator group referenced by the Compensation Committee was comprised of the following 21 chemicals companies, that were identified as reasonably aligned with our revenues, industry affiliation, and corporate structure:

Air Products and Chemicals, Inc.	The Chemours Company	International Flavors & Fragrances, Inc.
Albemarle Corporation	Corteva, Inc.	The Mosaic Company
Avient Corporation	DuPont de Nemours, Inc.	PPG Industries, Inc.
Axalta Coating Systems Ltd.	Eastman Chemical Company	RPM International, Inc.
Cabot Corporation	Ecolab Inc.	The Scotts Miracle-Gro Company
Celanese Corporation	FMC Corporation	The Sherwin-Williams Company
CF Industries Holdings, Inc.	Huntsman Corporation	Westlake Chemicals Corporation

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What We Pay and Why: Elements of Compensation
Overview of Elements of Compensation
There are three primary elements of our total direct compensation package: base salary; short-term incentive opportunities; and long-term incentive awards (equity-based).  In addition, we provide market competitive retirement and change in control protections.

Compensation Element	Description	Objectives
Base Salary	Fixed compensation that is reviewed annually based on, for example, scope of responsibilities, tenure, market value, and individual performance.	Rewards day-to-day value of executives consistent with the market. Attract, retain and motivate qualified and experienced executives.
Short-Term Incentives
“At-risk” compensation earned based on
performance measured against pre-
established annual goals.
80% of each NEO’s award is tied to company
and/or division financial performance with the
remaining 20% to the achievement of non-
financial goals.

Ties compensation to the achievement of
short-term company goals and objectives.
Motivates executives to achieve short-term
financial targets and non-financial strategic
objectives that ultimately contribute to long-
term company growth and shareholder
return.

Long-Term Incentives
“At risk” compensation comprised of 50%
performance shares and 50% stock options,
with the value fluctuating according to
shareholder value.
Performance share units vest based on
achievement of relative Total Shareholder
Return (TSR) and Net Income.
Stock options vest based on continued
service.

Motivates executives to achieve long-term
goals that benefit shareholders, aligning
financial interests of executives and
shareholders.
Coordinates activities of all NEOs in support
of long-term organizational value
enhancement.
Rewards continuous service with the
company.

Other Compensation and Benefits
Broad-based benefits provided to Olin
employees (e.g., health insurance and
retirement plan participation) and the
availability of a nonqualified deferred
compensation plan.
Market competitive severance and change in
control packages.

Provide a total compensation package that is
market competitive to allow us to recruit and
retain executive talent.
Allow executives to focus on generating
shareholder value and ensure personal
indifference to the outcome of a transaction
in the event of a change in control.

Base Salary
The salaries of our NEOs are reviewed on an annual basis by the Compensation Committee based on our compensation philosophy and considering merit, promotion, and change in role or market rates, as applicable.  Salary changes for our NEOs are typically approved by the Compensation Committee in December and generally take effect in the following January.
Following its annual review, the Compensation Committee approved increased base salaries for Messrs. Slater,
Kohl, Flaugher, and Schumacher and Ms. O’Brien effective January 1, 2024.  The Compensation Committee approved an additional adjustment for Mr. Kohl in connection with his appointment as Vice President and President, Epoxy &
International on June 1, 2024.  Mr. Sutton did not receive an increase due to his planned departure.
Short-Term Incentive Program (STIP)
STIP Performance Measures. Our Compensation Committee makes annual cash awards under our STIP.
Actual STIP payouts are calculated as a percentage of base salary and based on our achievement with respect to pre-
established performance metrics, as discussed below.  For 2024, the STIP awards for all executive officers, including our
NEOs, were based 80% on financial targets and 20% on non-financial goals.  The Compensation Committee’s philosophy is to establish performance targets such that if Olin meets expectations, the executives have the opportunity to receive a target payout.  Further, performance that exceeds or does not meet expectations shall result in payouts above or below

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target, respectively.
For NEOs with corporate wide responsibility, Messrs. Lane, Slater, and Gumpel and Ms. O’Brien, the financial targets were based entirely on corporate performance.  Corporate financial targets for 2024 included Adjusted EBITDA and Levered Free Cash Flow.  Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization)
represents our net income (loss) plus an add-back for depreciation and amortization, interest expense (income), income tax provision (benefit), other expense (income), restructuring charges (income) and certain other non-recurring items.
Levered Free Cash Flow represents our cash flow after interest paid, income taxes paid, changes in working capital, capital expenditures and payments under long-term supply contracts.
For NEOs with divisional responsibility, Messrs. Kohl, Flaugher, and Schumacher, the financial targets were further divided with 60% based on division performance and 20% based on corporate performance.  Corporate financial targets are the same as described above for NEOs with corporate wide responsibility.  Division financial targets for 2024 included Division Adjusted EBITDA and Division Adjusted Cash Flow.  Division Adjusted EBITDA represents our segment results plus an add-back for depreciation and amortization and certain other non-recurring items.  Division Adjusted Cash
Flow represents our Division Adjusted EBITDA adjusted for changes in working capital and reduced by capital expenditures and payments under long-term supply contracts.
For 2024, the Compensation Committee approved non-financial objectives including the following categories:
Safety, Health & Environmental Goals and Strategic Goals.  Each division shared equally the accountability for the achievement of the non-financial objectives.
Determination of Financial Performance Metric Achievement. As noted above, financial targets applied to
80% of the 2024 STIP for each NEO.
The table below shows the 2024 thresholds, targets, and maximum as well as corresponding results and payout percentages for all applicable financial targets.  Dollar amounts in the table below are shown in millions.

Performance Measure	Performance Threshold	Performance Target	Performance Maximum	Actual Performance	Actual Payout Percentage
Adjusted EBITDA—Corporate	$1,080.0	$1,500.0	$1,800.0	$1,000.2	—%
Levered Free Cash Flow—Corporate	$493.2	$685.0	$822.0	$408.4	—%
Adjusted EBITDA—Chemicals Division	$940.3	$1,306.0	$1,567.2	$816.0	—%
Adjusted Cash Flow—Chemicals Division	$756.0	$1,050.0	$1,260.0	$673.7	—%
Adjusted EBITDA—Winchester Division	$229.7	$319.0	$382.8	$271.7	44.1%
Adjusted Cash Flow—Winchester Division	$189.4	$263.0	$315.6	$238.8	16.7%
For 2024, in calculating Adjusted EBITDA, we used 2024 EBITDA excluding the effect of the following special charges, gains and losses (which were reflected in our 2024 EBITDA):  (i) restructuring charges of $33.3 million and (ii)
$126.3 million of charges related to Hurricane Beryl.
Determination of Non-Financial Performance Metric Achievement.  As noted above, non-financial goals applied to 20% of the 2024 STIP for each NEO.  After reviewing performance, as discussed below, the Compensation
Committee determined all applicable NEOs earned 16.0% of their target STIP award based on non-financial performance in the aggregate.

Non-Financial Category	Percentage Earned
Strategic Goals	15.0%
Safety, Health & Environmental Goals	1.0%

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STIP Opportunities and Payments.  The STIP opportunities and payouts for 2024 were as follows:

NEO	Threshold	Target	Maximum	Earned
Kenneth T. Lane	$429,000	$1,072,500	$2,145,000	$171,600
Todd A. Slater	$240,000	$600,000	$1,200,000	$96,000
Brett A. Flaugher	$216,000	$540,000	$1,080,000	$332,640
Dana C. O'Brien	$200,000	$500,000	$100,000	$80,000
Florian J. Kohl	$180,000	$450,000	$900,000	$72,000
Patrick M. Schumacher	$144,000	$360,000	$720,000	$57,600
Damian Gumpel	$176,000	$440,000	$880,000	$70,400
Long-Term Incentive Compensation Program (LTIP)
For 2024, the Compensation Committee set the following target LTIP award levels which were allocated equally between performance share units and stock options.

NEO	Target Award
Kenneth T. Lane	$7,000,000
Todd A. Slater	$1,680,000
Brett A. Flaugher	$1,200,000
Dana C. O'Brien	$1,100,000
Florian J. Kohl	$600,000
Patrick M. Schumacher	$1,200,000
Damian Gumpel	$1,100,000
Performance Share Units.  Half the value of each NEO’s 2024 LTIP target award value was delivered in performance share units (PSUs). The target number of PSUs awarded to each NEO was formulated by dividing half the
NEO’s target award value by the fair market value of our common stock (the average of the high and low per share sales price of our common stock on the NYSE on the grant date).  The total number of PSUs that vest and will be paid to each
NEO from awards made in 2024 will vary between 0% and 200% of this target number.  The grant date fair value of PSUs as reported in the Grants of Plan-Based Awards table is greater than the targeted value due to the accounting rules under
ASC Topic 718.
Half of the target number of PSUs will be earned based on our relative TSR over the three-year period ending
December 31, 2026 compared to the community of companies in the S&P 1500 Material Index, plus one selected direct competitor—Huntsman Corporation (collectively, the Performance Share Comparison Group), as shown in the table below.  TSR for Olin and the Performance Share Comparison Group companies is calculated using a 20-trading day average stock price.

Olin’s Relative TSR Percentile	Percentage of Relative TSR PSUs Earned
80.0 or More	200%
Greater than 50.0, but Less than 80.0	100% plus 3.33% for each incremental percentile above the 50.0
50.0	100%
Greater than 20.0, but Less than 50.0	25% plus 2.5% for each incremental percentile above the 20.0
20.0	25%
Less than 20.0	0%

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The remaining half of the target number of PSUs will be earned based on our actual net income compared to the applicable net income goal set by our Compensation Committee for each year and the cumulative three-year net income goal.  At the beginning of each year during the performance period, our Compensation Committee sets an annual net income goal.  At the beginning of the third year of the performance period, the Compensation Committee sets both the third annual net income goal and approves the three-year net income goal, which represents the aggregate of the three annual net income goal amounts.  The annual net income goals are weighted 20% per year and the cumulative net income goal is weighted 40% for the entire three-year period.  The Compensation Committee sets performance goals for net income PSUs in this manner due to the Company’s cyclical earnings.  This gives the Committee the flexibility to set goals based on expectations for each year while also measuring aggregate performance vs. target over the full performance cycle.
The actual amount of PSUs earned with respect to each goal will be based on our net income as a percentage of the applicable goal, as shown in the table below:

Olin’s Net Income as Percentage of Goal	Percentage of Net Income PSUs Earned (1)
140% or More	200%
100%	100%
60%	50%
Less than 60%	0%

(1) To the extent Olin’s net income falls in between the outlined target achievements, the shares earned will be determined based on linear interpolation.
Stock Options.  The remaining half of each NEO’s 2024 LTIP target award value is delivered in stock options.
The number of shares subject to the option award is determined by dividing half the value of the overall LTIP target by the
Black-Scholes value of options for our common stock (not to be lower than 20% of the then-current market price of our common stock).
In 2024, our Compensation Committee approved the granting of option awards effective on February 22, 2024.
The exercise price on February 22, 2024 was $52.29 per share, the average of the high and low per share sales price of our common stock on the NYSE on that date.  The stock options vest in three, equal annual installments, generally contingent on the NEO’s continued employment.  All options have an exercise period of 10 years from the grant date, which may be shortened in the event of a recipient’s termination of employment.  Our plans and policies do not permit
“back dating” of options.
Restricted Stock Units.  Through 2024, the Compensation Committee did not award restricted stock units to
NEOs on a regular basis, but awarded restricted stock units in the case of an NEO new hire and promotion as outlined below.
In March, 2024, as part of his initial compensation package, Mr. Lane was granted 200,000 restricted stock units
(RSUs) vesting as follows:
•First Anniversary of Start Date:50,000 RSUs
•Second Anniversary of Start Date:50,000 RSUs
•Third Anniversary of Start Date:100,000 RSUs
In connection with his promotion to Vice President and President, Epoxy & International, Mr. Kohl received an equity grant of 5,000 RSUs vesting as follows:
•First Anniversary of Start Date: 1,250 RSUs
•Second Anniversary of Start Date: 1,250 RSUs
•Third Anniversary of Start Date: 2,500 RSUs
2022 LTIP Award.  In February 2022, as part of our annual LTIP award cycle, our Compensation Committee granted PSU awards to Messrs. Slater, Flaugher, Sutton, Schumacher, and Gumpel and Ms. O’Brien, who were each executive officers at that time.  The PSU awards were granted according to the award structure and vesting conditions described above with a performance period covering 2022 through 2024.  Our relative TSR percentile ranking for the 2022 through 2024 performance period was 22.76% as compared to our Performance Share Comparison Group resulting in a vesting at 31.90% for relative TSR PSUs.  Our net income performance was 97.92% for 2022, 60.47% for 2023, 0.00% for

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2024, and 71.71% for the 2022 to 2024 cumulative period resulting in an aggregate payout percentage of 60.36% for our net income PSUs.
As a result of our relative TSR and net income performance our NEOs earned the following number of PSUs under their 2022 LTIP awards:

NEO	Target 2022 LTIP PSUs	2022 LTIP Aggregate Payout %	2022 LTIP PSUs Earned
Todd A. Slater	15,100	46.13%	6,965
Brett A. Flaugher	8,000	46.13%	3,691
Dana C. O’Brien	9,100	46.13%	4,197
Scott M. Sutton	72,400	46.13%	33,399
Patrick M. Schumacher	10,100	46.13%	4,142
Damian Gumpel	10,100	46.13%	4,659
Other Compensation
We offer a small number of other personal benefits, such as certain life insurance benefits and the retirement and change in control benefits described below, to groups of employees, including our NEOs. We extend some benefits, such as a portion of health insurance premiums and certain retirement benefits, to all eligible employees. We tie the size and construction of these benefits to competitive practices in the market, a decision our Compensation Committee believes enables us to attract and retain executives with the talents and skill sets we require.
Retirement Benefits.  The Olin Corporation Retirement Savings Plan (RSP) is a qualified, defined contribution
401(k) plan that provides eligible employees the opportunity to make pre-tax, Roth 401(k), after-tax and catch-up contributions.  Olin generally matches a portion of eligible compensation that the participant contributes to the plan and makes additional employer contributions based on a percentage of eligible compensation, as defined in the RSP.
The Supplemental RSP is an unfunded, nonqualified deferred compensation plan for our NEOs and a select group of other senior management employees that is described in greater detail under the heading “Nonqualified Deferred
Compensation.”  Our Compensation Committee believes that offering this benefit has allowed us to remain competitive in the market for qualified senior-level executive talent.
We also maintain three, frozen defined benefit plans – a qualified pension plan and two nonqualified plans.
Messrs. Slater, Flaugher, and Gumpel are the only NEOs with an accrued benefit under a frozen defined benefit pension plan.
Executive Severance Plans.  The Compensation Committee believes that severance protections play a valuable role in attracting, motivating, and retaining highly talented executives.  As a result, each NEO is party to an Executive
Severance Plan, as are described under the headings “Potential Payments Upon Termination or Change in Control” and
“Executive Severance Plans.”
Sutton Consulting Bonus.  As previously reported, we entered into a Transition Agreement with Mr. Sutton, our former President and CEO in connection with his departure from the company.  Pursuant to the terms of the Transition
Agreement, Mr. Sutton earned a Consulting Bonus of $1,750,000 based on his completion of special advisor services through June 30, 2024.  The Consulting Bonus is paid in two equal installments – the first was paid shortly after his services ended and the second was paid in February 2025.  Mr. Sutton also has agreed to and his right to receive the
Consulting Bonus is contingent on him abiding by various restrictive covenants, including noncompetition, non-solicitation of customers and non-raiding of employees covenants following his departure from the company.
O’Brien Retention Bonus.  The company entered into a letter agreement with Ms. O’Brien that amended her
2023 Retention Agreement in connection with her upcoming retirement at the end of 2025.  The letter agreement provides her the opportunity to earn retention bonus payments totaling $1,000,000; provided that she works continuously through
July 31, 2025 and assists with the transition of her successor through December 31, 2025.  If she meets the necessary conditions, the unvested portion of her retention bonus award ($900,000 unvested at the end of 2024) will vest on the regularly-scheduled vesting dates.

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Looking Forward to 2025
In October 2024, the Compensation Committee approved certain changes to the mix of LTIP awards for 2025, which will consist of 60% PSUs and 40% time-vested restricted stock units.  The change in mix for the LTI awards more closely aligns Olin with its peers, increases the emphasis on performance-conditioned pay, and supports the
Compensation Committee’s belief that restricted stock units are less dilutive to shareholders and, as full value awards, more strongly incentivize executive retention.  In addition, beginning in 2025, all PSU awards granted maintain double trigger vesting conditions in the event of a change in control.
In December 2024, the Compensation Committee approved a Financial Advisory/Wealth Management Service and an Executive Health Assessment, both of which will be available beginning in 2025.  These actions demonstrate
Olin’s commitment to holistic executive welfare and more closely aligns Olin with its peers.  These benefits are intended to help our executives alleviate health and wealth-related stress, thereby enhancing their focus on professional responsibilities.

Risk Assessment
Our Compensation Committee, in consultation with management, regularly evaluates the risks involved with our compensation programs.  In November 2024, we conducted a comprehensive risk assessment considering factors such as the plan metrics, number of plan participants, maximum payments, and risk mitigation factors.  Exequity reviewed the risk assessment and advised our Compensation Committee of its comfort with the level of risk inherent in our compensation programs.  Following our Compensation Committee’s review of the risk assessment and Exequity’s input, our Compensation Committee concluded that it did not believe any of our compensation programs or policies create risks that are reasonably likely to have a material adverse impact on Olin.

Tax and Accounting Considerations
All elements of compensation, including salaries, generate charges to earnings under generally accepted accounting principles (GAAP).  We generally do not adjust compensation based on accounting factors.  Our
Compensation Committee takes into consideration the tax deductibility of compensation, to the extent practical, but reserves the right to authorize payments that may not be deductible if it believes that the payments are appropriate and consistent with our compensation philosophy.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommends that it be included in Olin’s 2024 annual report on
Form 10-K and Proxy Statement for the 2025 annual meeting of shareholders.

February 19, 2025	Earl L. Shipp, Chair C. Robert Bunch Julie A. Piggott W. Anthony Will

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EXECUTIVE COMPENSATION

Summary Compensation Table
The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (1) ($) (d)	Stock Awards (2) ($) (e)	Option Awards (2) ($) (f)	Non- equity Incentive Plan Compens ation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compens ation (5) ($) (i)	Total ($) (j)
Kenneth T. Lane President and CEO	2024	$870,833	$—	$15,695,134	$3,500,007	$171,600	$—	$120,560	$20,358,134

Todd A. Slater Senior Vice President and CFO	2024	$720,000	$100,000	$976,090	$840,004	$96,000	$520	$104,571	$2,837,185
	2023	$680,000	$—	$871,670	$833,431	$386,280	$15,924	$127,740	$2,915,045
	2022	$650,000	$—	$829,141	$762,480	$717,200	$—	$131,306	$3,090,127

Brett A. Flaugher Vice President and President, Winchester	2024	$660,000	$100,000	$697,224	$600,020	$332,640	$—	$90,855	$2,480,739

Dana C. O’Brien Senior Vice President, Chief Legal Officer	2024	$650,000	$100,000	$639,143	$550,013	$80,000	$—	$91,727	$2,110,883
	2023	$630,000	$—	$528,265	$505,106	$313,020	$—	$110,160	$2,086,551
	2022	$600,000	$150,000	$499,681	$457,488	$586,800	$—	$63,000	$2,356,969

Florian J. Kohl Vice President and President, Epoxy & International	2024	$579,167	$100,000	$746,837	$300,022	$72,000	$—	$68,055	$1,866,081

Scott M. Sutton Former President and CEO	2024	$625,000	$875,000	$—	$—	$—	$—	$1,281,383	$2,781,383
	2023	$1,250,000	$—	$4,754,436	$4,545,892	$1,165,500	$—	$266,703	$11,982,531
	2022	$1,065,000	$—	$3,975,484	$3,657,786	$1,806,040	$—	$241,256	$10,745,566

Patrick M. Schumacher Former Vice President and President, Chlor Alkali Products and Vinyls	2024	$440,000	$—	$697,224	$600,020	$57,600	$—	$493,893	$2,288,737
	2023	$600,000	$—	$581,126	$555,630	$273,900	$—	$89,363	$2,100,019
	2022	$550,000	$—	$554,591	$508,320	$459,500	$—	$50,400	$2,122,811

Damian Gumpel Former Vice President, Corporate Strategy	2024	$600,000	$60,000	$639,143	$550,013	$70,400	$—	$114,782	$2,034,338
	2023	$600,000	$—	$581,126	$555,630	$280,280	$6,875	$99,376	$2,123,287
	2022	$550,000	$—	$554,591	$508,320	$459,500	$—	$115,204	$2,187,615
(1)For Messrs. Slater, Flaugher, Kohl, and Gumpel and Ms. O’Brien, the value in this column for 2024 represents the first payment of the Retention Bonus.  For Mr. Sutton, the value in this column for 2024 represents the first payment of the
Consulting Bonus in connection with his Transition Agreement.  These bonuses are described below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
(2)Represents the aggregate grant date fair value of equity awards granted in that year (performance share units and restricted stock units in column (e) and options in column (f)), in each case calculated in accordance with ASC Topic
718.  Please refer to Footnote 5 of the Grants of Plan-Based Awards table for a discussion of the assumptions used in these calculations.  The performance share unit amounts in column (e) are calculated based on a payout equal to
100% of the target level for awards.  Set forth below are the amounts that would have been included for performance share unit awards and total equity awards, if the grant date fair value had been based on the highest level of performance share units achievable under the program (for a payout equal to 200% of the target level).

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NEO	2024 Performance Share / Total			2023 Performance Share	2022 Performance Share
Kenneth T. Lane	$8,354,268	/	$19,872,268	N/A	N/A
Todd A. Slater	$1,952,180	/	$1,952,180	$1,743,379	$1,658,282
Dana C. O'Brien	$1,278,286	/	$1,278,286	$1,056,570	$999,362
Florian J. Kohl	$697,224	/	$1,095,449	N/A	N/A
Brett A. Flaugher	$1,394,448	/	$1,394,448	N/A	N/A
Scott M. Sutton	$—	/	$—	$9,508,872	$7,950,968
Patrick M. Schumacher	$1,394,448	/	$1,394,448	$1,162,252	$1,109,182
Damian Gumpel	$1,278,286	/	$1,278,286	$1,162,252	$1,109,182
(3)Amounts listed in this column are 2024 STIP payouts, as described in the CD&A under the heading “What We Pay and Why: Elements of Compensation - Short-Term Incentive Program (STIP).”
(4)Amounts reported in this column represent the total change in the present value of the pension benefits during the applicable year under our defined benefit pension plans.  Pension values as of December 31, 2024 for Mr. Slater include amounts under the Qualified Plan, Supplemental Plan, and Senior Plan and for Mr. Flaugher include amounts under the Qualified Plan and Supplemental Plan.  Additionally, Mr. Gumpel participates solely in a cash balance arrangement under the Qualified Plan.  Other than Messrs. Slater, Flaugher and Gumpel, none of the NEO’s participate in the defined benefit plans.  Changes in the present value of pension benefits are determined using the assumptions we use for financial reporting purposes and represent changes in assumptions and the fact that each
NEO is one year older, rather than any change in our NEO’s accrued pension benefit, except for Mr. Gumpel.  The retirement benefits for Mr. Gumpel reflects an account balance based on a "personal pension account” (PPA) Cash
Balance formula acquired from the Dow Employees Pension Plan (DEPP), which is then credited with interest until his assumed retirement date.  Please see the note entitled “Pension Plans” in the notes to our audited financial statements included in our 2024 annual report on Form 10‑K for a discussion of these assumptions.  To determine the change in the present value of the pension benefits under these plans, for Messrs. Slater and Flaugher, we used age
62, and for Mr. Gumpel we used his current age, the first age at which unreduced pension benefits are payable under the applicable Plans.
(5)Amounts reported in this column for 2024 are comprised of the following items:

NEO	RSP/Supplemental RSP– Retirement Account (a)	Other Payments (b)	Total
Kenneth T. Lane	$88,688	$31,872	$120,560
Todd A. Slater	$104,571	$—	$104,571
Brett A. Flaugher	$90,855	$—	$90,855
Dana C. O'Brien	$91,727	$—	$91,727
Florian J. Kohl	$68,055	$—	$68,055
Scott M. Sutton	$218,663	$1,062,720	$1,281,383
Patrick M. Schumacher	$93,893	$400,000	$493,893
Damian Gumpel	$84,021	$30,761	$114,782

(a)The amounts shown represent Olin’s contributions of a total of 7.5% of eligible compensation to each of the RSP and Supplemental RSP in addition to Olin’s match of a portion of eligible compensation that the participant contributes to each plan.
(b)The amount in this column includes the following:
•For Mr. Lane, a moving allowance paid in connection with his move to Olin’s corporate headquarters in
Clayton, Missouri.
•For Mr. Sutton, the payment of deferred compensation he received as a non-employee director prior to becoming President & CEO of Olin on September 1, 2020 which became payable in 2024 upon his departure from Olin.
•For Mr. Schumacher, the payment of Executive Severance in connection with his departure in 2024.

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•For Mr. Gumpel, phantom dividends and interest accrued and paid in cash for the restricted stock unit award granted on December 10, 2021 which vested on December 10, 2024.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Our NEOs are not employed under general employment contracts (other than the Transition Agreement and Offer
Letter described below).  See “What We Pay and Why: Elements of Compensation” in the CD&A above for a discussion of the material terms of our 2024 STIP and LTIP (performance share units and stock options).  See “Potential Payments
Upon Termination or Change in Control” for a description of the Executive Severance Plans and other termination and change in control provisions NEOs may be entitled to, including with respect to treatment of outstanding performance share unit and stock option awards.
            Lane Offer Letter.  On February 15, 2024, Olin signed an offer letter with Mr. Lane (the “Offer Letter”).  The Offer
Letter provides that Mr. Lane will serve as Olin’s President and Chief Executive Officer, be appointed to the Board, and report solely to the Board.  The Offer Letter entitles Mr. Lane to (a) a base salary at the rate of $1,100,000 per year, (b) a
2024 annual target incentive opportunity pursuant to the STIP equal to 130% of annual base salary (with a maximum amount equal to 200% of target amount) prorated from his start date, and (c) subject to the approval of the Compensation
Committee, a 2024 LTIP award with a target grant date value of $7,000,000, with such award value to be allocated 50% to stock options that vest based on continued employment and the balance to performance share units (with such performance share units divided equally between units that vest based on (i) relative total shareholder return and (ii)
achievement of net income targets, each over a three year period).  In connection with the start of Mr. Lane’s employment with Olin, the Offer Letter provides for a one-time grant of 200,000 restricted stock units (the “Initial Equity Award”) under the 2021 LTIP subject to Mr. Lane’s continued employment over a three-year period.  Mr. Lane is required to relocate to
Olin’s headquarters, and, in connection with such relocation, will receive reimbursement under Olin’s corporate relocation policy, which will be subject to repayment if he voluntarily terminates employment within 24 months of the effective date.
Sutton Transition Agreement.  In 2023, we entered into a Transition Agreement with Mr. Sutton whereby he would generally remain employed by Olin, either in his current role as President and CEO, or as a Special Advisor, through a transition period that ended as of June 30, 2024 (the “End Date”).  We believed that Mr. Sutton’s continued
presence at Olin during the transition period was critical to the ongoing success of the company, including maintenance of important short-term and long-term strategic goals. We crafted a compensation package to adequately reflect his essential role at Olin during the transition period. The Transition Agreement generally provided for the following compensation package for Mr. Sutton: (i) continuation of Mr. Sutton’s base salary through the End Date (final payment made effective
June 30, 2024); (ii) payment of Mr. Sutton’s 2023 STIP award per the terms of the STIP (payment made in early March
2024); and (iii) payment of a Consulting Bonus (in staggered installments over the 2024 and 2025 fiscal years) - first payment made effective June 30, 2024 with the second payment scheduled to be made no later than February 28, 2025.
With the final consulting payment made, in February 2025, all required payments will have been provided to Mr. Sutton.
Retention Agreements with Certain NEOs.  On December 20, 2023, the Company entered into retention agreements (each, a "Retention Agreement”) with Messrs. Slater, Flaugher, Kohl and Ms. O’Brien, which provide the opportunity to earn a $1,000,000, and Mr. Gumpel, which provides an opportunity to earn a $600,000, cash retention bonus payment (the "Retention Bonus”) based on continued employment.  The Compensation Committee believed the
Retention Agreements were important to incentivize the executives to continue their employment with Olin and to promote a successful executive leadership transition.
The executives vested in 10% of their retention bonus based on continued employment through July 1, 2024 and may vest in the remainder of the Retention Bonuses, contingent on their continued employment, according to the following vesting schedule:

Vesting Date	Vesting % of the Retention Bonus
January 1, 2025	20%
July 1, 2025	30%
January 1, 2026	40%
The Retention Agreements also include restrictive covenants, including non-competition, non-solicitation, and confidentiality protections in favor of Olin.

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Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Compensation Committee Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (4) (#) (i)	Exercise or Base Price of Option Awards ($/Share) (4) (j)	Grant Date Fair Value of Stock and Option Awards (5) (k)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Kenneth T. Lane	03/18/2024		$429,000	$1,072,500	$2,145,000
	03/18/2024					22,791	60,776	121,552				$4,177,134
	03/18/2024									129,486	$57.59	$3,500,007
	03/18/2024								200,000			$11,518,000

Todd A. Slater	02/22/2024	02/21/2024	$240,000	$600,000	$1,200,000
	02/22/2024	02/21/2024				6,025	16,066	32,132				$976,090
	02/22/2024	02/21/2024								34,754	$52.29	$840,004

Brett A. Flaugher	02/22/2024	02/21/2024	$216,000	$540,000	$1,080,000
	02/22/2024	02/21/2024				4,304	11,476	22,952				$697,224
	02/22/2024	02/21/2024								24,825	$52.29	$600,020

Dana C. O'Brien	02/22/2024	02/21/2024	$200,000	$500,000	$1,000,000
	02/22/2024	02/21/2024				3,945	10,520	21,040				$639,143
	02/22/2024	02/21/2024								22,756	$52.29	$550,013

Florian J. Kohl	02/22/2024	02/21/2024	$180,000	$450,000	$900,000
	02/22/2024	02/21/2024				2,152	5,738	11,476				$348,612
	02/22/2024	02/21/2024								12,413	$52.29	$300,022
	02/22/2024	02/21/2024							2,500			$130,725
	06/01/2024								5,000			$267,500

Patrick M. Schumacher	02/22/2024	02/21/2024	$144,000	$360,000	$720,000
	02/22/2024	02/21/2024				4,304	11,476	22,952				$697,224
	02/22/2024	02/21/2024								24,825	$52.29	$600,020

Damian Gumpel	02/22/2024	02/21/2024	$176,000	$440,000	$880,000
	02/22/2024	02/21/2024				3,945	10,520	21,040				$639,143
	02/22/2024	02/21/2024								22,756	$52.29	$550,013
(1)Amounts in these columns represent the potential annual cash incentives established under our 2024 STIP, as described in the CD&A under the heading
“What We Pay and Why: Elements of Compensation – Short-Term Incentive Program.”.  Actual amounts were determined and paid in early 2025, and are included in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

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(2)For all NEOs, numbers in these columns represent awards of performance share units under our 2024 LTIP,  as described in the CD&A under the heading
“What We Pay and Why: Elements of Compensation – Long-Term Incentive Compensation Program (LTIP),” which vest based on achievement of three-year performance goals related to relative TSR and net income.  The amounts in column (h) represent 200% of the target amounts, the maximum payout of the performance share units.
(3)Numbers in this column represent the award to Mr. Lane in connection with his hire in 2024 and the awards to Mr. Kohl in connection with his hire in 2023 as well as appointment to Vice President and President, Epoxy & International in 2024.
(4)Numbers in these columns for all NEOs represent nonqualified stock options granted under our 2024 LTIP, as described in the CD&A under the heading “What
We Pay and Why: Elements of Compensation – Long-Term Incentive Compensation Program (LTIP),” which vest in three equal annual installments, generally contingent on the NEO’s continued employment.  The market closing price on the grant date was $52.31, while the options were granted with an option exercise price equal to the average of the high and low sales price of our common stock on the grant date ($52.29).
(5)Amounts in this column assume payment of performance share units at the target level and value options using the Black-Scholes value, in each case calculated for financial statement reporting purposes in accordance with ASC Topic 718.  Please see the note entitled “Stock-Based Compensation” in the notes to our audited financial statements included in our 2024 annual report on Form 10-K for additional discussion of the assumptions underlying these calculations.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6) ($) (i)
Kenneth T. Lane	—	—		$—	—	—	$—	60,776	$2,054,229
	—	—		$—	—	200,000	$6,760,000	—	$—
	—	129,486	(1)	$57.59	03/18/2034	—	$—	—	$—

Todd A. Slater	—	—		$—	—	—	$—	16,066	$543,031
	—	—		$—	—	—	$—	13,626	$460,559
	—	34,754	(2)	$52.29	02/22/2034	—	$—	—	$—
	9,667	19,332	(3)	$60.55	02/22/2033	—	$—	—	$—
	24,000	12,000	(4)	$49.71	02/22/2032	—	$—	—	$—
	64,200	—		$28.99	02/15/2031	—	$—	—	$—
	163,600	—		$17.33	02/18/2030	—	$—	—	$—
	94,100	—		$26.26	02/19/2029	—	$—	—	$—
	54,000	—		$32.94	02/16/2028	—	$—	—	$—
	86,000	—		$29.75	02/10/2027	—	$—	—	$—
	92,250	—		$13.14	02/11/2026	—	$—	—	$—

Brett A. Flaugher	—	—		$—	—	—	$—	11,476	$387,889
	—	—		$—	—	—	$—	7,846	$265,195
	—	24,825	(2)	$52.29	02/22/2034	—	$—	—	$—
	5,566	11,130	(3)	$60.55	02/22/2033	—	$—	—	$—
	12,800	6,400	(4)	$49.71	02/22/2032	—	$—	—	$—
	30,800	—		$28.99	02/15/2031	—	$—	—	$—
	41,800	—		$17.33	02/18/2030	—	$—	—	$—
	24,000	—		$26.26	02/19/2029	—	$—	—	$—
	12,000	—		$32.94	02/16/2028	—	$—	—	$—
	19,000	—		$29.75	02/10/2027	—	$—	—	$—

Dana C. O'Brien	—	—		$—	—	—	$—	10,520	$355,576
	—	—		$—	—	—	$—	8,258	$279,120
	—	22,756	(2)	$52.29	02/22/2034	—	$—	—	$—
	5,859	11,716	(3)	$60.55	02/22/2033	—	$—	—	$—
	14,400	7,200	(4)	$49.71	02/22/2032	—	$—	—	$—
	35,000	—		$58.59	11/29/2031	—	$—	—	$—

Florian J. Kohl	—	—		$—	—	—	$—	5,738	$193,944
	—	—		$—	—	10,000	$338,000	—	$—
	—	12,413	(2)	$52.29	02/22/2034	—	$—	—	$—

Scott M. Sutton	52,725	—		$60.55	10/31/2025	—	$—	—	$—
	172,700	—		$49.71	10/31/2025	—	$—	—	$—

Patrick M. Schumacher	6,445	—		$60.55	10/01/2025	—	$—	—	$—
	16,000	—		$49.71	10/01/2025	—	$—	—	$—
	16,667	—		$58.59	10/01/2025	—	$—	—	$—

Proxy Statement Table of Contents

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6) ($) (i)
Damian Gumpel	—	—		$—	—	—	$—	10,520	$355,576
	—	—		$—	—	—	$—	9,084	$307,039
	—	22,756	(2)	$52.29	02/22/2034	—	$—	—	$—
	6,445	12,888	(3)	$60.55	02/22/2033	—	$—	—	$—
	16,000	8,000	(4)	$49.71	02/22/2032	—	$—	—	$—
	30,800	—		$28.99	02/15/2031	—	$—	—	$—
	55,300	—		$17.33	02/18/2030	—	$—	—	$—
	2,100	—		$26.26	02/19/2029	—	$—	—	$—
	5,000	—		$32.94	02/16/2028	—	$—	—	$—
(1)The options vest in three annual equal installments beginning March 18, 2025.
(2)The options vest in three annual equal installments beginning February 22, 2025.
(3)The options vest in three annual equal installments beginning February 22, 2024, so the first installment has vested.
(4)The options vest in three annual equal installments beginning February 22, 2023, so the first two installments have vested.
(5)Represents the entire value of all unvested restricted stock based on the December 31, 2024 closing price of our common stock of $33.80.
(6)Represents the entire value of all unvested performance share unit awards at target based on the December 31, 2024 closing price of our common stock of $33.80.  Vested shares will be paid approximately half in cash and half in stock.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (2) (#) (d)	Value Realized on Vesting (3) ($) (e)
Kenneth T. Lane	—	$—	—	$—
Todd A. Slater	63,250	$1,662,030	18,416	$962,973
Brett A. Flaugher	15,000	$586,650	8,782	$459,211
Dana C. O'Brien	—	$—	—	$—
Florian J. Kohl	—	$—	—	$—
Scott M. Sutton	308,300	$7,431,249	394,102	$31,704,279
Patrick M. Schumacher	—	$—	—	$—
Damian Gumpel	—	$—	15,484	$939,691
(1)The amounts in column (c) above represent the difference between the closing market price of the underlying shares on the exercise date and the option exercise price, multiplied by the number of shares subject to the option exercise.

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(2)The shares listed in column (d) above represent performance share units paid in February 2024 (vested based on our performance for the three years ended December 31, 2023), under a performance award made in early 2021.  In addition, the shares listed in column (d) above also includes a restricted stock award granted on September 1, 2020 which vested on January 1, 2024 for Mr. Sutton and a restricted stock award granted on December 10, 2021 which vested on December 10, 2024 for Mr. Gumpel.  Mr. Sutton’s net shares delivered after 194,142 shares withheld for taxes were 305,858.  Mr. Gumpel’s net shares delivered after 5,298 shares withheld for taxes were 6,702.
(3)Performance share units are paid approximately half in cash and half in stock. The cash portion of the performance share units payment was based on the fair market value of the shares as of December 31, 2023 ($54.18), and dollar amounts listed in column (e) above for the stock portion of the payment of performance share units are based on the average of the high and low sales price for our common stock as of February 22, 2024, the date the shares were issued ($52.29).

Pension Benefits
The following table shows the present value of the benefits under our defined benefit plans as of December 31,
2024, for Messrs. Slater, Flaugher, and Gumpel.  The remaining NEOs do not participate in any defined benefit plan.
Please see the item entitled “Pension Plan Assumptions” included in the “Pension Plans” footnote in the notes to our audited financial statements included in our 2024 annual report on Form 10-K for a discussion of these assumptions.

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)	Present Value of Accumulated Benefit (2) (3) ($) (d)	Payments During Last Fiscal Year ($) (e)
Todd A. Slater (4)	Qualified Plan	5.00	$166,071	$—
	Supplemental Plan	5.00	$26,011	$—
Brett A. Flaugher (4)	Qualified Plan	23.37	$767,357	$—
	Supplemental Plan	23.37	$29,480	$—
Damian Gumpel	Qualified Plan	6.30	$56,185	$—
(1)For Messrs. Slater and Flaugher, benefit accruals were frozen under both plans effective December 31, 2007.
Employment after that date continues to count toward meeting service and age requirements for vesting and early retirement.  Messrs. Slater and Flaugher have met the requirements for vesting and early retirement eligibility.  The amount in the DEPP for Mr. Gumpel was transferred into the Qualified Plan at the time of the Acquisition and the benefit accruals were frozen at that time.
(2)The present values are calculated using Messrs. Slater and Flaugher’s frozen accrued benefits as of December 31,
2007 and an assumed retirement date of age 62 at which time they may receive unreduced benefits.  For Mr. Gumpel, his DEPP account balance as of December 31, 2015 is credited with annual interest until an assumed retirement date of age 65 at which time he may receive his most valuable benefit.  The assumptions we used for financial reporting as of December 31, 2024, including a 5.7% single effective rate (in lieu of a discount rate) for the Qualified Plan, a 5.4%
single effective rate for the Supplemental Plan, and the PRI-2012 Blue Collar Mortality Tables for Annuitants and
Employees, with the Social Security Administration—2021 Intermediate Cost Projections Mortality Improvement
Scale.
(3)Amounts in this column assume that benefits are paid in the form of an annuity during the executive’s lifetime.  The executive may instead elect payment of benefits under any of the available payment forms under these plans, including payments for the executive’s life (which we sometimes refer to as a “single life annuity”) or payments continuing after the executive’s death for the life of his or her spouse (which we refer to as a “joint and survivorship benefit”).  Under the Qualified Plan and the Supplemental Plan, benefit payments are reduced from the single life annuity based on actuarial calculations if the executive elects a different payment form.
(4)All accrued benefits under the Supplemental Plan were paid out in connection with the required payments made in
2015 to participants in connection with the October 2015 acquisition of the U.S. chlor alkali and vinyl, global chlorinated organics, and global epoxy business of Dow (the Acquisition) (such payments, the Required NQ Plan

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Payments). At the time of the Acquisition, Messrs. Slater and Flaugher had not reached retirement age, so they have residual benefits under these plans.
Qualified Plan
As part of our benefits program, we offered a defined benefit retirement plan to salaried employees hired before
January 1, 2005 through our Qualified Plan.  In 2005, we amended the Qualified Plan to close participation, so that salaried employees hired on or after January 1, 2005, are not eligible.  Benefits accrued by most salaried participants in the Qualified Plan, including Messrs. Slater and Flaugher, were “frozen” effective December 31, 2007.
Benefits under the Qualified Plan are calculated based on the average cash compensation (salary and annual incentive) for the highest three years out of the last 10 years the individual was employed by Olin, through December 31,
2007.  An employee’s benefit is generally 1.5% of his or her average compensation during the relevant period multiplied by the number of years of service, less a percentage of his or her primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit).  Participants who are at least age 55 with at least 10 years of service when they leave Olin may elect to receive a benefit immediately that is reduced by 4% for each year the participant is younger than age 62 at the time benefit payments begin.  Participants who leave Olin before age 55 (with 10 or more years of service) may elect to receive an actuarially reduced benefit with payments beginning at age 55 or later.
Participants who leave Olin before age 65 with at least five years of service (but less than 10 years of service) receive a vested retirement benefit beginning the month after their 65th birthday.  Benefits from the Qualified Plan generally are paid as an annuity with the form of payment (e.g. joint and survivorship benefit, guaranteed period, etc.) selected by the participant, subject to any applicable actuarial reductions.
In conjunction with the Acquisition, the Qualified Plan assumed responsibility for certain Dow-related frozen benefits. Specifically, nearly all frozen benefits transferred to the Qualified Plan are associated with two benefit formulae—
Pension Equity and Cash Balance—eligibility for which is typically determined by the individual participant’s hire date at
Dow.  The Cash Balance benefit, in which Mr. Gumpel participates, also provides a frozen account balance that grows with interest (at a different rate) until separation from Olin, at which point the participant can elect an immediate annuity, a deferred annuity or a lump sum.
Supplemental Plan
The Supplemental Plan is a frozen unfunded, nonqualified deferred compensation plan for select management employees and those at specified compensation levels.  The Supplemental Plan both restores benefits limited by the
Code and provides benefits on certain compensation excluded from coverage under the Qualified Plan.  Benefits accrued by most salaried participants in the Supplemental Plan, including Messrs. Slater and Flaugher, were “frozen” effective
December 31, 2007.  The formula used to calculate pension benefits under the Supplemental Plan is the same as under the Qualified Plan, without the Code limitations on benefits and eligible compensation, reduced by the amount payable under the Qualified Plan.  Early retirement benefits have similar eligibility and use the same reduction factors as the
Qualified Plan.
As noted above, previously accrued benefits in the Supplemental Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition.  At the time of the Acquisition, Messrs. Slater and Flaugher had not reached retirement age and so they have residual benefits under these plans for their early retirement allowances.

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Nonqualified Deferred Compensation
The following table sets forth information with respect to our Supplemental RSP for each of our NEOs for 2024:

Name (a)	Executive Contributions in Last FY (1) ($) (b)	Registrant Contributions in Last FY (2) ($) (c)	Aggregate Earnings (Losses) in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Kenneth T. Lane	$31,550	$55,213	$919	$—	$87,682
Todd A. Slater	$37,500	$68,346	$(617,212)	$—	$1,118,820
Dana C. O'Brien	$18,300	$55,502	$9,159	$—	$230,133
Florian J. Kohl	$14,050	$31,830	$308	$—	$46,188
Brett A. Flaugher	$18,900	$54,630	$20,369	$—	$441,903
Scott M. Sutton	$19,600	$182,438	$42,379	$—	$913,230
Patrick M. Schumacher	$—	$57,668	$5,060	$—	$138,334
Damian Gumpel	$15,300	$47,796	$(186,404)	$—	$349,156
(1)Amounts in this column are included in the Base Salary column of the Summary Compensation Table.
(2)Amounts in this column are included in the All Other Compensation column of the Summary Compensation Table and represent Olin matching contributions and retirement account contributions to the participants’ Supplemental RSP account.
Our Supplemental RSP provides deferral and company matching opportunities to employees eligible to participate in the RSP whose contributions are limited under the Code because their base pay exceeds the Code’s compensation limit.  These employees can make pre‑tax contributions to the Supplemental RSP after their eligible compensation reaches the Code limit under the RSP.  For these purposes, eligible compensation generally includes base salary but excludes incentive compensation.  Employees who contribute to the Supplemental RSP receive matching contributions from Olin at the same level Olin matches RSP contributions.  In addition, Olin provides the same retirement contributions to the Supplemental RSP as under the RSP (5% or 7.5%, depending on the employee’s age) on the amount of the excess eligible compensation.  For these purposes, eligible compensation generally includes base salary and short‑term incentive compensation, but excludes long‑term incentive compensation.  Employees may elect to have their contributions to the
Supplemental RSP invested in phantom shares of Olin common stock or select from an approved list of phantom investment options.

Potential Payments Upon Termination or Change in Control
We have two executive severance plans that cover our NEOs – one, the Olin Corporation Severance Plan for
Section 16(b) Officers (Severance Plan), covers certain qualifying terminations and the other, the Olin Corporation
Change in Control Severance Plan for Section 16(b) Officers (CIC Severance Plan), covers certain qualifying terminations that occur in connection with a change in control.  We refer to the Severance Plan and CIC Severance Plan as the
Executive Severance Plans.  The terms of the 2024 STIP and LTIP awards also include provisions addressing treatment on a qualifying termination, whether or not in connection with a change in control.  A qualifying termination is generally considered to have occurred in connection with a change in control if it occurs within two years following the change in control.  The value of benefits under the Supplemental RSP and, for Messrs. Slater and Flaugher, the Supplemental Plan
is disclosed under the headings “Nonqualified Deferred Compensation” and “Pension Benefits” above, respectively.  Our
LTIP provisions contain double trigger vesting provisions in the event of a change in control.
All payments and other benefits under the Executive Severance Plans are subject to the executive’s execution and non-revocation of, and continued compliance with, a separation release agreement. The separation release agreement includes a general release of all claims against Olin and the executive’s compliance with restrictive covenants provided under the Executive Severance Plans, including ongoing non-disparagement requirements with respect to Olin and certain non-competition and non-solicitation covenants during the executive’s severance period. The executive, regardless of the circumstances of the executive’s termination of employment, would also be prohibited from disclosing our trade secrets and other confidential information.

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A summary of the benefits available on December 31, 2024 in different scenarios under the terms of our
Executive Severance Plans, 2024 STIP, and LTIP is provided below.  Key terms used in the Executive Severance Plans are generally defined as follows:
“Cause” generally means an NEO’s (i) willful and continued failure to substantially perform duties; (ii) willful engagement in gross misconduct significantly financially injurious to Olin; (iii) willful breach of Olin’s Code of
Conduct; or (iv) willful misconduct that is a felony or fraud in the course of employment.
“Good Reason” means the executive terminates his or her employment (after appropriate notice and an opportunity to cure) because (i) the executive is required to relocate by more than fifty miles; (ii) the executive’s salary is reduced or is not increased on a basis consistent with the salary system for executive officers in place before the change in control; (iii) the employer fails to maintain the executive’s incentive compensation plans or health, welfare and retirement plans on substantially the terms in effect prior to the change in control; or (iv) the executive is assigned duties inconsistent with the executive’s position prior to the change in control, or (v) the employer takes actions that result in a diminution of the executive’s responsibilities or a substantial reduction in resources to carry out his duties.
“Change in Control” generally means:
(1)a person or entity acquires beneficial ownership (as defined in the Exchange Act) of 20% or more of our common stock unless (a) the acquiring party is Olin, our subsidiaries or our benefit plans, an underwriter holding the shares temporarily for an offering, or a group that includes the executive who is a participant in the
CIC severance plan or an entity that such executive controls, (b) the percentage increase occurs solely because the total number of shares outstanding is reduced by Olin repurchasing its stock or (c) the acquisition is directly from Olin;
(2)a majority of our board members change (other than new members elected or nominated by at least 2/3 of the then-current board, unless such new member became a director pursuant to an actual or threatened proxy contest or similar dispute);
(3)we (or any of our subsidiaries) sell all or substantially all assets, or merge or engage in a similar transaction, unless, immediately following such transaction, (a) our shareholders own a majority of the voting interest of
Olin or its successor (in approximately the same ratios as before the transaction) and (b) neither of the events described in items (1) or (2) above has occurred for Olin or its successor; provided that a transaction that would otherwise constitute a change in control under this item (3) will not be considered a change in control if:
(i) at least a majority of our board members immediately before the transaction remain as board members after the transaction, (ii) at least 75% of our executive officers immediately before the transaction remain as executive officers after the transaction, and our board members at the time of approval of the transaction determine in good faith that such executive officers are expected to remain as executive officers for a significant period after the transaction, and (iii) 2/3 of such board members determine that the transaction shall not be deemed to be a change in control; or
(4)our shareholders approve a plan of complete liquidation or dissolution of Olin.
Termination by Olin without Cause not in Connection with a Change in Control
•an amount equal to the sum of (i) the executive’s annual salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in twelve equal monthly installments;
•if the termination occurs in the last three quarters of the year, a pro-rated STIP payment for the year of termination based on Olin’s actual performance and payable at such time such incentive payments are payable to other employees of Olin;
•a pro-rata share of unvested performance share unit awards (based on actual Olin performance for the full performance period) payable in cash at the time it would otherwise be payable;
•payment of any unvested Retention Bonus;
•the continuation of medical, dental and life insurance benefits for the executive and his or her dependents for a period of twelve months at active employee rates under the applicable Olin plans or programs; and
•outplacement services for a period of up to twelve months

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Termination by Olin in Connection with a Change in Control without Cause or for Good Reason
•an amount equal to two times (or three times in the case of Mr. Lane) the sum of (i) the executive’s annual salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in a lump sum;
•if the termination occurs in the last three quarters of the year, a pro-rated annual cash incentive payment for the year of termination based on the executive’s target annual cash incentive opportunity for the year of termination, payable in a lump sum;
•vesting and payment of unvested performance share unit awards at target levels;
•vesting of any unvested restricted stock unit awards at maximum level;
•vesting of any unvested stock options;
•payment of any unvested Retention Bonus;
•the continuation of medical, dental and life insurance benefits for the executive and his or her dependents for a period of twenty-four months (or thirty-six months in the case of Mr. Lane) at active employee rates under the applicable Olin plans or programs; and
•outplacement services for a period of up to twelve months
Change in Control not in Connection with a Termination
•For awards issued in 2024 or prior: vesting and payment of unvested performance share unit awards at target levels; For awards issued in 2025 or after: continued vesting if award assumed by the acquiring corporation;
•vesting of any unvested restricted stock unit awards at target level if not assumed or substituted by the acquiring corporation;
•vesting of any stock options not assumed or substituted by the acquiring corporation;
•payment of any unvested Retention Bonus;
Retirement
•vested stock options may be exercised for the remaining option term; and
•a pro-rata share of unvested performance share unit awards (based on actual Olin performance for the full performance period) payable in cash at the time it would otherwise be payable
Death
•a pro-rata share of unvested performance share unit awards (based on target Olin performance) payable in cash;
•vesting of any unvested restricted stock unit awards at maximum level;
•all unvested stock options vest automatically and his or her estate or heirs could exercise those options within the term of the option; and
•payment of any unvested Retention Bonus
Disability
•a pro-rata share of unvested performance share unit awards (based on actual Olin performance for the full performance period) payable in cash at the time it would otherwise be payable;
•vesting of any unvested restricted stock unit awards at maximum level;
•vested stock options may be exercised for the remaining option term; and
•payment of any unvested Retention Bonus
Tabular Disclosure
The following tables show estimated compensation payable to each NEO who was employed on December 31,
2024, upon various triggering events (assuming the event occurred on December 31, 2024).  Actual amounts can only be determined upon the triggering event.  Amounts in the tables assume an annual salary at the level in effect on December
31, 2024.  These tables do not account for any cutback that may result from the application of the CIC Severance’s Plans
Code Section 280G provision.  If payments and benefits under the CIC Severance Plan to an executive would constitute an “excess parachute payment” under Code Section 280G and subject the executive to golden parachute excise taxes under Code Section 4999, the CIC Severance Plan utilizes a “best net after-tax” payment approach which reduces the executive’s payments and benefits to an amount that results in the greatest after-tax benefit for the executive, taking into account any such excise tax and any applicable federal, state and local taxes.

Proxy Statement Table of Contents

Termination by Olin without Cause not in Connection with a Change in Control
NEO	Cash Payments (1)	Equity Awards (2)	Retention Bonus	Benefits Continuation (3)	Outplacement Services	Total
Kenneth T. Lane	$3,602,500	$513,557	$—	$21,009	$40,000	$4,177,066
Todd A. Slater	$1,920,000	$488,049	$900,000	$20,443	$40,000	$3,368,492
Brett A. Flaugher	$1,740,000	$306,093	$900,000	$13,770	$40,000	$2,999,863
Dana C. O'Brien	$1,650,000	$304,606	$900,000	$7,182	$40,000	$2,901,788
Florian J. Kohl	$1,500,000	$64,648	$900,000	$20,460	$40,000	$2,525,108
Damian Gumpel	$1,480,000	$323,218	$540,000	$20,207	$40,000	$2,403,425

Termination by Olin in Connection with a Change in Control without Cause or for Good Reason
NEO	Cash Payments (4)	Equity Awards (5)	Retention Bonus	Benefits Continuation (3)	Outplacement Services	Total
Kenneth T. Lane	$8,662,500	$8,814,229	$—	$63,028	$40,000	$17,579,757
Todd A. Slater	$3,240,000	$1,003,590	$900,000	$40,886	$40,000	$5,224,476
Brett A. Flaugher	$2,940,000	$653,084	$900,000	$27,540	$40,000	$4,560,624
Dana C. O'Brien	$2,800,000	$634,696	$900,000	$14,363	$40,000	$4,389,059
Florian J. Kohl	$2,550,000	$531,944	$900,000	$40,919	$40,000	$4,062,863
Damian Gumpel	$2,520,000	$662,615	$540,000	$40,414	$40,000	$3,803,029

Change in Control not in Connection with a Termination
NEO	Cash Payments	Equity Awards (6)	Retention Bonus	Benefits Continuation	Outplacement Services	Total
Kenneth T. Lane	$—	$2,054,229	$—	$—	$—	$2,054,229
Todd A. Slater	$—	$1,003,590	$900,000	$—	$—	$1,903,590
Brett A. Flaugher	$—	$653,084	$900,000	$—	$—	$1,553,084
Dana C. O'Brien	$—	$634,696	$900,000	$—	$—	$1,534,696
Florian J. Kohl	$—	$193,944	$900,000	$—	$—	$1,093,944
Damian Gumpel	$—	$662,615	$540,000	$—	$—	$1,202,615

Retirement (7)
NEO	Cash Payments	Equity Awards (8)	Retention Bonus	Benefits Continuation	Outplacement Services	Total
Kenneth T. Lane	$—	$—	$—	$—	$—	$—
Todd A. Slater	$—	$488,049	$—	$—	$—	$488,049
Brett A. Flaugher	$—	$306,093	$—	$—	$—	$306,093
Dana C. O'Brien	$—	$—	$—	$—	$—	$—
Florian J. Kohl	$—	$—	$—	$—	$—	$—
Damian Gumpel	$—	$—	$—	$—	$—	$—

Death
NEO	Cash Payments	Equity Awards (9)	Retention Bonus	Benefits Continuation	Outplacement Services	Total
Kenneth T. Lane	$—	$7,273,557	$—	$—	$—	$7,273,557
Todd A. Slater	$—	$488,049	$900,000	$—	$—	$1,388,049
Brett A. Flaugher	$—	$306,093	$900,000	$—	$—	$1,206,093
Dana C. O'Brien	$—	$304,606	$900,000	$—	$—	$1,204,606
Florian J. Kohl	$—	$402,648	$900,000	$—	$—	$1,302,648
Damian Gumpel	$—	$323,218	$540,000	$—	$—	$863,218

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Disability
NEO	Cash Payments	Equity Awards (10)	Retention Bonus	Benefits Continuation	Outplacement Services	Total
Kenneth T. Lane	$—	$7,273,557	$—	$—	$—	$7,273,557
Todd A. Slater	$—	$488,049	$900,000	$—	$—	$1,388,049
Brett A. Flaugher	$—	$306,093	$900,000	$—	$—	$1,206,093
Dana C. O'Brien	$—	$304,606	$900,000	$—	$—	$1,204,606
Florian J. Kohl	$—	$402,648	$900,000	$—	$—	$1,302,648
Damian Gumpel	$—	$323,218	$540,000	$—	$—	$863,218
(1)Represents an amount equal to the sum of (i) the executive’s annual salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in twelve equal monthly installments, as well as the current year STIP target, including any relevant pro ration.
(2)Represents vesting and payment of a pro-rata share of unvested 2024 and 2023 performance share unit awards at target performance valued based on the closing price of our common stock on December 31, 2024 of $33.80.
(3)Represents benefits continuation valued at the coverage elected by the NEO as of December 31, 2024.
(4)Represents an amount equal to two times (or three times in the case of Mr. Lane) the sum of (i) the executive’s annual salary and (ii) the executive’s target annual cash incentive opportunity for the year of termination, payable in a lump sum, as well as the current year STIP target, including any relevant pro ration.
(5)Represents full vesting and payment of unvested 2024 and 2023 performance share unit awards at target performance,  full vesting of unvested restricted stock units at maximum level, and unvested stock option grants, each valued based on the closing price of our common stock on December 31, 2024 of $33.80.
(6)Calculations for equity awards assumes the equity awards are assumed by the acquiring corporation. Had the awards not been assumed any outstanding and unvested performance shares and restricted stock units would vest at target level and any outstanding and unvested stock options would fully vest. Represents full vesting and payment of unvested 2024 and 2023 performance share unit awards at target performance valued based on the closing price of our common stock on December 31, 2024 of $33.80.
(7)Messrs. Slater and Flaugher are the only NEOs who were retirement eligible as of December 31, 2024.
(8)Represents vesting and payment of a pro-rata share of unvested 2024 and 2023 performance share unit awards at target performance valued based on the closing price of our common stock on December 31, 2024 of $33.80.
(9)Represents vesting and payment of a pro-rata share of unvested 2024 and 2023 performance share unit awards at target performance,  full vesting of unvested restricted stock units at maximum level, and unvested stock option grants, each valued based on the closing price of our common stock on December 31, 2024 of $33.80.
(10)Represents vesting and payment of a pro-rata share of unvested 2024 and 2023 performance share unit awards at target performance and full vesting of unvested restricted stock units at maximum level, each valued based on the closing price of our common stock on December 31, 2024 of $33.80.
Terminated NEOs
Scott M. Sutton. The Transition Agreement with Mr. Sutton provided for the following compensation package for
Mr. Sutton: (i) continuation of Mr. Sutton’s base salary through the End Date (final payment made effective June 30, 2024)
($364,583 in the aggregate); (ii) payment of Mr. Sutton’s 2023 STIP award per the terms of the STIP (payment made in early March 2024) ($1,165,500 in the aggregate); and (iii) payment of a Consulting Bonus ($1,750,000 in the aggregate) in staggered installments over the 2024 and 2025 fiscal years with the first payment made effective June 30, 2024 and the second payment scheduled to be made no later than February 28, 2025.  All required payments will have been provided to
Mr. Sutton as of February 28, 2025.
Patrick M. Schumacher. Mr. Schumacher separated from Olin on September 1, 2024 by mutual agreement.

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Because Mr. Schumacher executed and did not revoke a signed Separation Agreement and General Release, he is receiving the following Separation Benefits for the period beginning September 1, 2024 and ending on August 31, 2025:
•Executive Severance equal to twelve (12) months of his base salary at the time of his separation plus his 2024
Target Bonus, with the full amount being equal to $1,200,000 payable in semi-monthly installments of $50,000 beginning September 13th.  All payments are subject to tax withholdings required by law.
•2024 Short Term Incentive Program (STIP) Payment, prorated based on active employment through August 31,
2024 ($57,600) with payment to be made when all other STIP participants receive their approved payouts in early
March 2025.
•Long-Term Incentive Programs. For all vested options, Mr. Schumacher is eligible to exercise these options for up to one year from the Separation Date of September 1, 2024.  Additionally, Mr. Schumacher is eligible for a payout under the 2022 Performance Share Program. His payout was based on the number of months worked during the performance period (32 of 36 months) with the payout to be made in cash and paid out at the same time as other participants (estimated value of $138,923 as of December 31, 2024).  Additionally, Mr. Schumacher will be eligible for a pro-rata payout for the 2023 Performance Share Grant based on the number of months worked during the performance period (20 of 36 months), with the payout again being made in cash and paid out at the time all other participants receive a payout.  All other unvested options and performance share units were forfeited.
•Mr. Schumacher was also eligible to continue to participate in Olin’s medical and dental programs for himself and his dependents, which he elected to do, for the duration of his separation payments. Premiums were withheld from his severance payments. He was also eligible for outplacement counseling which he has not elected to utilize.
DIRECTOR COMPENSATION
The Compensation Committee is responsible for reviewing and establishing the compensation of our non-
employee directors that is externally competitive and designed to align the interests of the directors with our shareholders.
In discharging this responsibility, the Compensation Committee considers recommendations from Exequity. The annual stock grant, retainer stock grant, and cash retainer are paid for the 12-month period running from May 1 to April 30, with payments made on or about May 1.
For 2024, the Board approved the following cash fees and equity compensation:

Element of Compensation	Amount	Election
Annual Stock Grant	$115,000	(1)
Annual Retainer - Stock	$40,000	(2)
Annual Retainer - Cash	$100,000	(3)
Additional Lead Director Retainer	$30,000	(3)
Additional Nominating and Governance Committee Chair Retainer	$15,000	(3)
Additional Compensation Committee Chair Retainer	$20,000	(3)
Additional Audit Committee Chair Retainer	$25,000	(3)

Elections:
(1)Automatically credited as phantom stock units in the Director’s deferred stock account.
(2)Must be taken in shares of common stock or credited as phantom stock units in the Director’s deferred stock account.
(3)Must be taken in cash or either (i) credited as phantom stock units in the Director’s deferred stock account or (ii) credited to the Director’s deferred cash account.

In addition, the directors are eligible to participate in a charitable gift program, where we make a 50% matching contribution (up to a total of $5,000 per year) for the director’s gifts to charities that meet the requirements of Code
Section 501(c)(3).

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On December 13, 2024, the Board of Directors approved and implemented revisions to the compensation of its non-employee directors, now incorporated into the Amended and Restated 1997 Stock Plan for Non-Employee Directors
to become effective in 2025 as shown the following table:

Element of Compensation	Amount	Increased from 2024
Annual Stock Grant	$140,000	Yes
Annual Retainer - Stock	$60,000	Yes
Annual Retainer - Cash	$100,000	No
Additional Lead Director Retainer	$35,000	Yes
Additional Nominating and Governance Committee Chair Retainer	$20,000	Yes
Additional Compensation Committee Chair Retainer	$25,000	Yes
Additional Audit Committee Chair Retainer	$30,000	Yes
Additional Non-Executive Board Chair Retainer	$150,000	N/A
The changes were approved after a review of the director compensation programs of peer group companies as prepared by the Compensation Committee’s independent consultant, Exequity.  The peer group companies used for the analysis are the same as used for executive pay comparisons.  The changes position Olin closer to the median pay of peer group companies, though with a greater emphasis on equity compensation than the median peer.
The fair market value for determining the number of shares included in all phantom stock unit and common stock awards described above is equal to the average of the high and low sales price of our common stock on May 1 of the applicable year or the first day in May on which the NYSE is open for trading.
Under the Directors Plan, directors may choose to defer the cash portion of their compensation to their cash or stock accounts.  We credit their deferred accounts with quarterly interest (on the cash portion), and separately pay dividend equivalents (on the phantom stock portion).  Phantom stock units are paid out in shares of our common stock or, at the director’s election, in cash upon the director leaving our Board, or at one or more later dates selected by the director.  We also pay the balance of any deferred account to the director if there is a change in control (e.g., in the event a person or group acquires 40% or more of our assets, 30% or more of our stock, or a majority of the market value or voting power of our stock, or a majority of our board members are not endorsed by the directors in office at the time of election).
The following table shows all compensation earned or received by each of our non-employee directors during
2024.  Mr. Sutton received a payment of his deferred director account in connection with his departure from the Board during 2024.  Mr. Lane did not receive any additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2) ($) (c)	All Other Compensation (3) ($) (d)	Total ($) (e)
Beverley A. Babcock	$125,000	$155,058	$—	$280,058
C. Robert Bunch	$100,007	$155,058	$—	$255,065
Matthew S. Darnall	$100,007	$155,058	$—	$255,065
Julie A. Piggott	$100,000	$155,058	$—	$255,058
Earl L. Shipp	$120,033	$155,058	$5,000	$280,091
William H. Weideman	$130,000	$155,058	$—	$285,058
W. Anthony Will	$100,007	$155,058	$—	$255,065
Carol A. Williams	$115,000	$155,058	$5,000	$275,058
(1)In 2024, Messrs. Bunch, Darnall, and Will, and Ms. Piggott elected to receive all or a portion of their compensation in deferred cash or phantom stock units credited to their respective deferred cash and stock accounts under the
Directors Plan.  The fair value of their compensation received in the form of phantom stock units is included in this

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column calculated in accordance with ASC Topic 718.  Ms. Piggott elected to defer the receipt of her $100,000 annual cash retainer in her deferred cash account; and Messrs. Bunch, Darnall and Will, elected to defer all of their compensation as phantom stock units in their respective deferred stock accounts.
(2)This column represents the grant date fair value of 2024 stock awards to directors calculated in accordance with ASC
Topic 718.
(3)Consists of amounts we contributed in 2024 to charities on behalf of directors under our matching charitable gifts program available to all directors.
We have stock ownership guidelines for our non-employee directors where each such director is expected to own shares of our common stock with a market value of at least five times the amount of the annual retainer, within five years after the director joins our board. All of our current non-employee directors are in compliance with these guidelines as of the date of this Proxy Statement.
PAY RATIO DISCLOSURE

CEO Pay Ratio
Annual Total Compensation - Current and Former CEO	$23,139,517
Annual Total Compensation - Median Employee	$90,939
Current and Former CEO to Median Employee Pay Ratio	254:1

Supplemental CEO Pay Ratio
Annual Total Compensation - Current CEO	$8,840,134
Annual Total Compensation - Median Employee	$90,939
Current CEO to Median Employee Pay Ratio	97:1
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.  For 2024, we identified the median employee with the methodology and process as follows:
•Determined Employee Population: We began with our global employee population as of December 31, 2024, including full-time, part-time, and seasonal or temporary workers, employed by Olin or its consolidated subsidiaries; provided that, we applied the allowed de minimis exception to exclude 377 employees in the following countries: China (137); Brazil (116); South Korea (35); Australia (28); Netherlands (20); Mexico (10);
Japan (7); Hong Kong (5); Taiwan (5); Russia (3); Singapore (3); Thailand (3); India (3); Denmark (1); and Turkey
(1).
•Identified the Median Employee: We calculated compensation during the 12-month period ended December 31,
2024 for each employee  by using gross earnings (unreduced by any pre-tax medical or other benefits in the U.S.)
as the appropriate measure of compensation and applied the same measure for employees in the remaining non-
U.S. countries.  This approach allowed us to include all elements of compensation while simplifying the process of gathering the relevant information.  It also allowed us to reasonably compare compensation for North American employees and that of employees in multiple international locations.  In calculating employee compensation of
non-U.S. employees, we averaged the month-end exchange rates for each month in 2024 and applied this average exchange rate to the relevant foreign currencies to convert compensation to U.S. dollars.  We did not make cost-of-living adjustments and did not annualize compensation of employees hired during 2024.
Using the methodology described, we determined that the median employee for the 12-month period ended
December 31, 2024, was a full-time, hourly High Explosives Mixer in the Winchester division, working in the U.S.
•Calculated CEO Pay Ratio: For the 12-month period ended December 31, 2024, the median employee had an annual total compensation of approximately $90,939.  We determined the annual total compensation by calculating the elements of 2024 compensation in accordance with the requirements that apply to the Summary
Compensation Table for our NEOs.  For the 2024 annual total compensation of our current and former CEO, we used the amounts reported in the Total column of our Summary Compensation Table of $23,139,517.  For the
Supplemental CEO Pay Ratio calculation, we used our current CEO’s Summary Compensation Table reported

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value, less the initial equity award of 200,000 RSUs ($11,518,000).  We believe the presentation of the
Supplemental CEO Pay Ratio is a more accurate representation of CEO pay relative to the median employee as it excludes Mr. Lane’s initial equity award which was granted to replace compensation he forfeited upon his termination from his prior employer and induced him to join Olin.
PAY VERSUS PERFORMANCE
The following table shows the total compensation for our NEOs for the past five fiscal years as set forth in the
Summary Compensation Table (SCT), the compensation actually paid (CAP) to our CEO, and on an average basis, our other NEOs, Olin’s total shareholder return (TSR), the TSR of our peer group (Peer Group TSR), our Net Income (Loss), and our financial performance measure for compensatory purposes, Adjusted EBITDA.  The CAP is calculated in accordance with Item 402(v) of Regulation S-K and is subject to the adjustments contained therein which may differ materially from our NEOs cash compensation as paid by Olin.

Year	SCT Total for First CEO (1) ($)	SCT Total for Second CEO (1) ($)	Average SCT Total for Other NEOs (2) ($)	CAP to First CEO (3) ($)	CAP to Second CEO (3) ($)	Average CAP to Other NEOs (3) (4) ($)	TSR (5) ($)	Peer Group TSR (5) ($)	Net Income (Loss) ($ in millions)	Adjusted EBITDA ($ in millions)

2024	$2,781,383	$20,358,134	$2,269,661	$(7,840,154)	$10,721,588	$388,243	$221	$113	$108.6	$873.9
2023	$11,982,531	N/A	$2,306,226	$13,528,609	N/A	$2,417,626	$347	$138	$460.2	$1,310.1
2022	$10,745,566	N/A	$2,386,281	$8,902,735	N/A	$572,337	$336	$119	$1,326.9	$2,427.8
2021	$10,105,293	N/A	$3,217,587	$41,203,583	N/A	$11,724,673	$359	$126	$1,296.7	$2,493.3
2020	$1,646,019	$8,030,259	$2,501,366	$8,191,019	$17,507,746	$4,232,125	$151	$108	$(969.9)	$636.0
(1)For 2024 through 2020, our First CEO represents Mr. Sutton who became President and CEO of Olin on September
1, 2020.  For 2024, our Second CEO represents Mr. Lane who became President and CEO on March 18, 2024.  For
2020, our Second CEO represents John E. Fischer who was Chairman, President, and CEO prior to Mr. Sutton.
(2)The Other NEOs for each applicable year are as follows:
2024: Todd A. Slater, Brett A. Flaugher, Dana C. O’Brien, Florian J. Kohl, Patrick M. Schumacher, and Damian
Gumpel
2023: Todd A. Slater, Dana C. O’Brien, Patrick M. Schumacher, and Damian Gumpel
2022: Todd A. Slater, Dana C. O’Brien, Patrick M. Schumacher, Damian Gumpel, and Pat D. Dawson
2021: Todd A. Slater, Pat D. Dawson, James A. Varilek, and Damian Gumpel
2020: Todd A. Slater, Pat D. Dawson, James A. Varilek, and Brett A. Flaugher

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(3)The following adjustments were made to the SCT total in order to calculate CAP for 2024:

	First CEO ($)	Second CEO ($)	Average Other NEOs ($)
Total Compensation from Summary Compensation Table	$2,781,383	$20,358,134	$2,269,661
Adjustments for Pension
Change in Pension Value and Nonqualified Deferred Compensation Earnings in the Summary Compensation Table	—	—	(87)
Service Cost	—	—	—
Total Adjustments for Pension	—	—	(87)

Adjustments for Equity Awards (i)
Grant Date Fair Value of Stock Awards in the Summary Compensation Table	—	(15,695,134)	(732,610)
Grant Date Fair Value of Option Awards in the Summary Compensation Table	—	(3,500,007)	(573,349)
Year-end Fair Value of Outstanding and Unvested Awards Granted in Current Year	—	9,558,595	483,831
Year-over-year Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years	—	—	(507,064)
Fair Value at Vest Date for Awards Granted and Vested in Current Year	—	—	—
Year-over-year Change in Fair Value Between Prior Year-end Fair Value and Vest Date Fair Value of Awards Granted in Prior Years	(3,755,222)	—	(396,300)
Prior Year-end Fair Value of Awards Which Failed to Meet Vesting Conditions	(6,866,315)	—	(155,839)
Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Total Compensation	—	—	—
Total Adjustments for Equity Awards	(10,621,537)	(9,636,546)	(1,881,331)
Compensation Actually Paid	$(7,840,154)	$10,721,588	$388,243
(i)Our valuation assumptions used to calculate the fair value of equity awards reflect changes in our stock price and related volatility, changes to the length of the awards solely due to the passage of time, and updates to market driven assumptions such as the risk-free interest rate.
(4)CAP for 2022 reflects the retirement of Mr. Dawson effective April 30, 2022 which resulted in the cancellation of his outstanding and unvested stock option awards and pro-ration of his outstanding and unvested performance share unit awards.  Excluding the impact of Mr. Dawson’s retirement, the Average CAP in 2022 would have been $2,033,866.
(5)TSR is determined based on the value of an initial fixed investment of $100.  Our peer group reflects the performance of the S&P 1500 Commodity Chemicals Index.

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Relationship Between Compensation Actually Paid and Performance Measures
The relationship of Olin’s TSR relative to its peers as well as the relationship between the CEO and non-CEO compensation actually paid and (1) Olin’s TSR, (2) Olin’s net income (loss), and (3) Olin’s Adjusted EBITDA are depicted below.
Required Tabular Disclosure of Most Important Measures to Determine Compensation Actually Paid

Most Important Performance Measures
Adjusted Cash Flow
Levered Free Cash Flow
Adjusted EBITDA
Net Income (LTIP)
Relative Total Shareholder Return

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The measures listed above represent the most important performance measures we use to determine compensation actually paid.  Adjusted Cash Flow, Levered Free Cash Flow and Adjusted EBITDA are measures used to assess performance against targets included in the 2024 STIP, as described in the CD&A under the heading “What We
Pay and Why: Elements of Compensation — Short-Term Incentive Program (STIP).”  Net Income and Relative Total
Shareholder Return are measures used to determine achievement of performance share units under our 2024 LTIP, as described in the CD&A under the heading “What We Pay and Why: Elements of Compensation — Long-Term Incentive
Compensation Program (LTIP).”
STOCK OPTION GRANT PRACTICES
As discussed in the CD&A above, our Compensation Committee typically approves any stock option awards at its first committee meeting each year.  In addition, our Compensation Committee’s long-standing practice is to ensure that all stock option awards have a grant effective date at least 10 business days after the release of year-end earnings.  Our plans and policies do not permit “back dating” of options and all stock option awards must have an exercise price at least equal to our stock’s fair market value (defined by our LTIP as the average of the high-low price on such date) as of the grant effective date.
Olin issued a press release announcing financial results on the afternoon of January 25, 2024, after market close.
This press release contained Olin’s fourth quarter and full-year 2023 net income, adjusted EBITDA, detailed segment information and a consolidated financial statement.  Our Compensation Committee met on February 21, 2024 at which time it approved our 2024 LTIP awards, of which 50% consisted of stock option grants.  The stock option grants were effective February 22, 2024, 19 trading days after the release of our fourth quarter and full-year 2023 earnings.
The Compensation Committee followed its customary stock option grant practices when approving these stock option awards, which coincided with the filing of our Form 10-K Annual Report.  As a result, below is specific required information regarding these awards.  We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material nonpublic information (or vice versa).  We have never re-priced or back-dated stock options under any of our equity compensation plans and our equity plans explicitly prohibit reducing or repricing the exercise price of stock option awards.

NEO	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award
Percentage Change in the
Closing Market Price of the
Securities Underlying the
Award between the Trading
Day ending Immediately Prior
to the Disclosure of Material
Nonpublic Information and
the Trading Day beginning
immediately following the
Disclosure of Material
Nonpublic Information (1)

Kenneth T. Lane (2)	—	—	$—	$—	—%
Todd A. Slater	2/22/2024	34,754	$52.29	$840,004	1.4%
Brett A. Flaugher	2/22/2024	24,825	$52.29	$600,020	1.4%
Dana C. O'Brien	2/22/2024	22,756	$52.29	$550,013	1.4%
Florian J. Kohl	2/22/2024	12,413	$52.29	$300,022	1.4%
Scott M. Sutton (3)	—	—	$—	$—	—%
Patrick M. Schumacher	2/22/2024	24,825	$52.29	$600,020	1.4%
Damian Gumpel	2/22/2024	22,756	$52.29	$550,013	1.4%
(1)The closing price of our common stock on February 21, 2024 was $51.86 and the closing price of our common stock on February 23, 2024 was $52.59.  As additional reference, the closing price of Olin’s stock on January 25, 2024, which preceded the earnings release after market close, was $51.75.  The closing stock price on January 26, 2024 was $55.15, 6.6% above the closing price prior to the earnings release.
(2)Mr. Lane’s stock options were granted in connection with his hiring as our President and CEO effective March 18,
2024, and as a result, he did not receive a stock option grant with our other NEOs on February 22, 2024.  Mr. Lane’s
March 18, 2024 stock option grant did not fall within a period beginning four business days before or one business

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day after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a report on Form 8-K that disclosed material nonpublic information.
(3)Mr. Sutton did not receive a stock option grant in 2024 as a result of his previously announced departure from the company.
ITEM 2—PROPOSAL TO CONDUCT AN ADVISORY VOTE TO
APPROVE THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS
You are being asked to cast an advisory vote on approval of the compensation of our NEOs at the 2025 annual meeting. This proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act.
The proposal gives you the opportunity, on an advisory vote basis, to approve or not approve the compensation of our
NEOs as described in this proxy statement.
We believe that our executive compensation program is consistent with our core compensation principles and is structured to assure that those principles are implemented. At the 2024 annual meeting of shareholders, over 96 percent of the votes cast on this issue voted to approve the compensation of Olin’s named executive officers as disclosed in last year’s proxy statement. Although the vote was non-binding, the Compensation Committee believes this level of approval percentage indicates that our shareholders strongly support our core compensation principles and our executive compensation program.
Therefore, we are submitting to shareholders the following resolution for their consideration and approval:
“RESOLVED, that the compensation paid to the Olin named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure set forth in the proxy statement for Olin’s 2025 annual meeting, is hereby APPROVED.”
Because your vote is advisory, it will not be binding on our Board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. Our Compensation Committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval
Approval of this proposal requires that more votes be cast FOR this proposal than are cast AGAINST this proposal. Abstentions and broker non-votes will not be counted as votes cast and thus will not have any effect on the result of the vote.
Our Board recommends a vote FOR approval of this resolution.

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ITEM 3—PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG was our independent registered public accounting firm for 2024 and 2023. A summary of the KPMG fees by year follows:

	Fees ($ in thousands)
	2024		2023
Nature of Service	$	%	$	%
Audit Fees (1) ............................................................	$4,750	100%	$4,525	100%
Audit Related Fees ...................................................	—	—	—	—
Tax Fees
Tax Compliance ...............................................	—	—	—	—
Tax Consultation and Planning .....................	—	—	—	—
All Other Fees ............................................................	—	—	—	—
	$4,750	100%	$4,525	100%
____________________
(1)Includes costs associated with the annual audit, including quarterly financial reviews, services required under
Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, attest services, and consents.
Our audit committee has a policy that all audit services by any independent registered public accounting firm and all non-audit services performed by our independent registered public accounting firm are subject to pre-approval by our audit committee at each scheduled meeting. The policy includes specific procedures for approval of such services.
Excerpts from this policy follow:
Olin’s audit committee is solely responsible for pre-approving all audit services by any independent registered public accounting firm and all non-audit services performed by Olin’s independent registered public accounting firm. The process for such approval is as follows:
•The annual budget for all such services will be submitted to the committee for approval in the first quarter of each year. The budget submission will include details of actual expenditures for each audit and non-audit service for the prior year versus the prior year budget and estimated spending for services in the current year.
The budget will also provide for certain specific services that will be pre-approved within a limited dollar range per service. These pre-approved services are also subject to an annual spending cap.
•At each subsequent audit committee meeting, the budget will be updated for changes in estimated spending involving previously approved services. The budget will also be updated to include any new services identified by operations management that need to be submitted for approval.
•Any services not detailed in the budget or on the list of specific pre-approved services must be approved by our Committee. In the event that approval is needed for a service in advance of a regularly scheduled audit committee meeting, our Committee chair is authorized to approve the service and report such approval to the other Committee members at the next regularly scheduled Committee meeting.
In 2024, our Audit Committee pre-approved all audit and audit-related services.
Who has our Audit Committee selected as Olin’s independent registered public accounting firm for 2025?
Olin’s Audit Committee is solely responsible for hiring and compensating Olin’s independent registered public accounting firm. After considering KPMG’s 2024 performance and the fees proposed for their preliminary audit plan for
2025, our Audit Committee has selected KPMG as our independent registered public accounting firm for 2025.
Is a shareholder vote required to approve Olin’s independent registered public accounting firm?
Neither Virginia law nor Olin’s Bylaws require Olin to submit this matter to the shareholders at our annual meeting.
However, our Board and Audit Committee chose to submit it to the shareholders to ascertain their views.

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Will I have an opportunity to hear from KPMG and ask them questions?
We expect representatives of KPMG to be present at our annual meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Vote Required for Ratification
To ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2025 the votes cast
FOR this proposal must exceed the votes cast AGAINST this proposal. Abstentions and broker non-votes will not be counted as cast on this proposal and thus will not have any effect on the result of the vote.
If the shareholders’ ratification vote does not support our Audit Committee’s decision to appoint KPMG as Olin’s independent registered public accounting firm for 2025, our Audit Committee will take the vote into consideration in making next year’s selection. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of Olin and its shareholders.
Our Board recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2025.

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Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL, SIMPLY COMPLETE THE ITEMS BELOW. SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.

1. Election of directors:

	FOR	AGAINST	ABSTAIN
1a. Beverley A. Babcock	☐	☐	☐
1b. Edward M. Daly	☐	☐	☐
1c. Matthew S. Darnall	☐	☐	☐
1d. Kenneth T. Lane	☐	☐	☐
1e. Julie A. Piggott	☐	☐	☐
1f. Earl L. Shipp	☐	☐	☐
1g. William H. Weideman	☐	☐	☐
1h. W. Anthony Will	☐	☐	☐
1i. Carol A. Williams	☐	☐	☐

Please fold here – Do not separate

2. Advisory vote to approve named executive officer compensation. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE LISTED NOMINEES, AND "FOR" ITEMS 2 AND 3. SHOULD ANY NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY OUR BOARD OF DIRECTORS.

☐ Please mark this box if you plan to attend the meeting.

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Proxy Statement Table of Contents

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 1, 2025
8:00 a.m. Central Time

If you plan to attend the Annual Meeting, please mark the box on the proxy and bring this card, which will serve as your Admission Card, to the meeting.

proxy

This proxy is solicited by our Board of Directors for use at the Annual Meeting on May 1, 2025.

The shares of Olin common stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. This card also provides confidential voting instructions for shares held in the Olin Corporation Retirement Savings Plan ("RSP"). If you are a participant and have shares of Olin common stock allocated to your RSP account, please read the Trustee's Authorization below regarding voting of those shares.

This proxy when properly executed will be voted in the manner you have directed. If no choice is specified, the proxy will be voted "FOR" each of the listed nominees, and "FOR" Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint ANGELA M. CASTLE and INCHAN HWANG, and each of them with full power of substitution, to act and vote all shares of Olin Corporation that the undersigned is entitled to vote on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on May 1, 2025 at 8:00 a.m. Central Time and all adjournments or postponements thereof.

Trustee's Authorization: You may direct Empower Annuity Insurance Company of America, as Trustee of the RSP, how to vote the shares of Olin common stock allocated to your RSP account on the three matters listed on the reverse side by completing and mailing this Proxy/Voting Instruction Form or submitting your voting instructions online or by telephone. The Trustee will vote the shares represented by this Proxy/Voting Instruction Form as instructed if proper instructions are **received** via mail, online or by telephone before 11:59 p.m. Central Time on April 28, 2025. The Trustee will vote all shares for which no instructions are received in the same proportion as shares for which they receive instructions.

Vote Online, by Telephone or Mail

Your online or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

ONLINE
www.proxypush.com/oln

Vote your proxy until 11:59 p.m. (CT) on April 30, 2025. RSP participants may vote until 11:59 p.m. (CT) on April 28, 2025.

PHONE
1-866-883-3382

Use a telephone to vote your proxy until 11:59 p.m. (CT) on April 30, 2025. RSP participants may vote until 11:59 p.m. (CT) on April 28, 2025.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope submitted in time to be received by April 30, 2025. RSP participants' proxy cards must be **received** by April 28, 2025.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.